UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pharmasset, Inc.

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February 18, 2011

Dear Stockholders:

It is my pleasure to invite you to Pharmasset’s 2011 Annual Meeting of Stockholders. We will hold the meeting on Wednesday, March 23, 2011, at 9:00 a.m., at Le Parker Meridien, 118 West 57th Street, New York, New York. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations. There will also be time for questions.

The enclosed Notice of Annual Meeting, Proxy Statement, and proxy card provide information about Pharmasset in addition to describing the business we will conduct at the meeting.

Your vote is important. You may vote by the Internet, as described in the instructions you receive; by using the proxy card you receive; or by voting in person at the meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares.

Thank you for your ongoing support of Pharmasset. I look forward to seeing you at our Annual Meeting.

Sincerely,

P. Schaefer Price
President and Chief Executive Officer

PHARMASSET, INC.

303-A College Road East

Princeton, New Jersey 08540

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 23, 2011

To our stockholders:

We invite you to attend our 2011 Annual Meeting of Stockholders, which will be held at Le Parker Meridien, 118 West 57th Street, New York, New York on Wednesday, March 23, 2011 at 9:00 a.m., local time. At the meeting, stockholders will be asked to:

1.	Elect two Class I Directors for the ensuing three years;

2.	Ratify the selection by the Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011;

3.	Approve amendments to our Revised 2007 Equity Incentive Plan;

4.	Consider an advisory vote on the compensation of our named executive officers;

5.	Consider an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and

6.	Transact such other business as may properly come before the meeting or any adjournment thereof.

P. Schaefer Price, our President and Chief Executive Officer, will also present an update on our business operations at the Annual Meeting.

Stockholders of record at the close of business on January 26, 2011, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares.

By Order of the Board of Directors,

Bryce A. Roberts
Secretary

Princeton, New Jersey

February 18, 2011

Proxy Statement

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about February 18, 2011, to owners of shares of Common Stock of Pharmasset, Inc. (referred to as we, us, or the Company) in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (the Annual Meeting). This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting, to vote. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 23, 2011.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2011 ANNUAL MEETING, OUR ANNUAL REPORT TO STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2010 ARE AVAILABLE AT: http://www.pharmasset.com/materials

General Information about the Annual Meeting and Voting

Why are you receiving these proxy materials?

We are providing these proxy materials to you because our board of directors is asking (technically called soliciting) holders of our Common Stock to provide proxies to be voted at the Annual Meeting. The Annual Meeting is scheduled for March 23, 2011, commencing at 9:00 a.m. at Le Parker Meridien, 118 West 57th Street, New York City, New York. Your proxy will be used at the Annual Meeting or at any adjournment(s) of the meeting. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being mailed to stockholders beginning on or about February 18, 2011.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, January 26, 2011, may vote at the Annual Meeting. There were 37,022,855 shares of our Common Stock outstanding on January 26, 2011. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Bryce A. Roberts, our Secretary, at (609) 613-4100 to arrange a visit to our offices.

What are the voting rights of the holders of our Common Stock?

Each outstanding share of our Common Stock will be entitled to one vote on each matter considered at the Annual Meeting.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.	Over the Internet—If you have Internet access, you may authorize the voting of your shares by following the “Submit a proxy by Internet” instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.	By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors. Unsigned proxy cards will not be voted.

3.	In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

Most of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares. If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other Annual Meeting proposals. As a result, with respect to these non-routine matters, if the beneficial owners have not provided instructions with respect to these non-routine matters (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast. With respect to a proposal that requires a majority of the outstanding shares entitled to vote on the proposal, a broker non-vote has the same effect as a vote against the proposal. We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (1) notifying our Secretary, Bryce A. Roberts, in writing at 303-A College Road East, Princeton, New Jersey 08540, that you are revoking your proxy; (2) submitting new voting instructions using any of the methods described above; or (3) attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies P. Schaefer Price, our Chief Executive Officer, and Kurt Leutzinger, our Chief Financial Officer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of Common Stock may be voted.

How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you choose to vote by mail and complete, sign, and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated Class I Directors (Proposal 1), “FOR” Proposals 2, 3, and 4 and marking the three year box with respect to Proposal 5. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

What constitutes a quorum?

The holders of a majority of the 37,022,855 shares of Common Stock issued and outstanding as of the record date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Elect two Class I directors—For Proposal 1, the election of two Class I directors, the nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual

Meeting and entitled to vote. This means that the nominees with the most votes for election will be elected. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposals 2 and 3—Ratify the selection by the Audit Committee of Grant Thornton as our independent registered public accounting firm and Approve amendments to our Revised 2007 Equity Incentive Plan—For Proposals 2 and 3, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock present in person or represented by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

Proposals 4 and 5—Consider an advisory vote on the compensation of our named executive officers and Consider an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers—Proposals 4 and 5 are non-binding on the Company and its board of directors. The proposals solicit advice only and therefore, there is no minimum number of votes required with respect to either proposal.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 through 5 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print, and mail the proxy materials to stockholders. In accordance with the regulations of the SEC, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews. We may also retain a proxy solicitor if it appears reasonably likely that we may not obtain a quorum to conduct the Annual Meeting.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended September 30, 2010 (fiscal 2010) and audited our financial statements and our internal control over financial reporting for such fiscal year. Grant Thornton LLP has been selected by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending September 30, 2011 (fiscal 2011). We expect that one or more representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Why are you being asked to ratify the selection of Grant Thornton LLP?

Although stockholder approval of our Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Grant Thornton LLP, but will not be required to take any action.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

You may request a copy of our Annual Report on Form 10-K for the year ended September 30, 2010, including the financial statements and financial statement schedules, or this Proxy Statement to be sent to you for no charge, by writing to Bryce A. Roberts, our Secretary, at Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540.

Proposal 1—Election of Directors

Our Third Amended and Restated Certificate of Incorporation (our Certificate of Incorporation) divides our board of directors into three classes, Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. On March 17, 2010, Fredric D. Price resigned as a Class III Director leaving us with seven members of our board of directors and only one Class III Director. Upon the recommendation of the Nominating and Corporate Governance Committee of our board and in accordance with our Certificate of Incorporation and our Second Amended and Restated Bylaws, as amended (our Bylaws), on March 18, 2010 the board unanimously approved a reduction in its size from eight to seven members, and also approved a realignment of its director classes by accepting Michael K. Inouye’s resignation as a Class I Director and appointing him as a Class III Director. On January 18, 2011, G. Steven Burrill resigned as a Class II Director, leaving us with six members of our board of directors.

There are currently two Class I Directors whose terms expire at the 2011 Annual Meeting, two Class II Directors whose terms expire at the 2012 Annual Meeting, and two Class III Directors whose terms expire at the 2013 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

Biographical information (current as of December 31, 2010) for all of our Directors is provided below. Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated for election at the 2011 Annual Meeting William J. Carney and P. Schaefer Price as Class I Directors for a three-year term expiring at the 2014 Annual Meeting. The nominees are presently Directors and were previously elected by our stockholders.

The Board Unanimously Recommends a Vote FOR the Election of William J. Carney and P. Schaefer Price as Class I Directors for a three-year term expiring at the 2014 Annual Meeting.

Nominees for Class I Directors for Election at the 2011 Annual Meeting for a Term Expiring at the 2014 Annual Meeting

William J. Carney, 73, has served as a member of our board of directors since June 2004. Professor Carney also served as a member of the board of directors of our predecessor company, Pharmasset, Ltd., from November 2000 to June 2004. Professor Carney is a professor of corporate law at Emory University in Atlanta, Georgia. Prior to joining the Emory University faculty in 1978, Professor Carney was a professor of law at the University of Wyoming and a partner in the Denver law firm of Holland & Hart. Professor Carney has served as chair of the Corporate Code Revision Committee and as a member of the Executive Committee of the Corporate Section of the State Bar of Georgia. He is the author of two leading casebooks on mergers and acquisitions and corporate finance, and more than 50 articles and book chapters on related topics. Professor Carney received his B.A. and L.L.B. from Yale University. Our board of directors considered Professor Carney’s extensive legal experience, particularly his experience in corporate law, his service as Chair of our Nominating and Corporate Governance Committee, and his knowledge of developments in corporate governance and compliance standards, in determining that Professor Carney should serve as one of our directors in light of our business and structure.

P. Schaefer Price, 48, is a member of our board of directors and is our President and Chief Executive Officer and has been with Pharmasset since June 2004. From September 2002 to June 2004, Mr. Price served as an Executive in Residence at Bay City Capital, a venture capital firm for which he provided advice to portfolio companies and assisted with due diligence for investment opportunities. From January 1997 until July 2001, Mr. Price was the President of PowderJect Vaccines, the vaccine subsidiary of PowderJect Pharmaceuticals PLC (LSE: PJP). Under his leadership, PowderJect’s vaccine business grew from a small research group into the world’s sixth largest vaccine company prior to its acquisition by Chiron Corporation. Mr. Price has also served as a Vice President at the merchant bank of Burrill & Craves and Assistant to the President at Berlex Biosciences.

Mr. Price received a B.S. in Molecular Biology from the University of Wisconsin—Madison and an M.B.A. from the University of Minnesota. Our board of directors considered Mr. Price’s outstanding operational and leadership skills demonstrated as our President and CEO, combined with his ability to foster a strong management team capable of developing and marketing our product candidates, in determining that Mr. Price should serve as one of our directors in light of our business and structure.

Class II Directors Continuing in Office—Terms Expire at the 2012 Annual Meeting

Elliot F. Hahn, Ph.D., 66, has been a member of our board of directors since August 2000. Dr. Hahn is the Executive Chairman of Accu-Break Pharmaceuticals, Inc., a developer and provider of tablet technologies to the pharmaceutical industry, where he previously served as the President from October 2004 through December 2007 and as Chairman from January 2008 through March 2009. Dr. Hahn was a co-founder of Andrx Corporation and served as Chairman Emeritus from March 2003 until its acquisition in November 2006. Dr. Hahn was Andrx Corporation’s President from February 1993 until March 2003, Chief Executive Officer from October 2001 until June 2002, and Chairman of the Board of Directors from June 2002 through March 2003. From June 1990 until February 1993, Dr. Hahn was Vice President for Scientific Affairs of IVAX and Vice President of Research at the pharmaceutical subsidiary of IVAX Corp., then a publicly traded pharmaceuticals company. Before joining IVAX, Dr. Hahn was an associate professor at The Rockefeller University, an assistant professor at Albert Einstein College of Medicine, and a member of the Institute for Steroid Research at Montefiore Hospital, all in New York City. Since 1988, he has been an adjunct Associate Professor at the University of Miami School of Medicine. He has authored or co-authored over sixty peer-reviewed scientific publications. Dr. Hahn serves as a member of the board of directors and as a member of the audit committee, compensation committee and governance and nominating committee of American BioCare, Inc., a public holding company focusing on investing in companies that provide specialized health care treatment services. Dr. Hahn also serves as a member of the board of directors of CyDex, a privately held pharmaceutical company. Dr. Hahn holds a B.S. with Honors in Chemistry from City College of New York and a Ph.D. in Organic Chemistry from Cornell University. Our board of directors considered Mr. Hahn’s extensive experience in the pharmaceutical industry, particularly his leadership experience serving as either a board member or senior executive at various small to medium size pharmaceutical companies, in determining that Mr. Hahn should serve as one of our directors in light of our business and structure.

Robert F. Williamson III, 45, has served as a member of our board of directors since August 2004. Mr. Williamson is currently involved in starting and assisting public and private companies through his consultancy, LaSalle Venture Advisers, which he founded in April 2002. He also currently serves as Executive Chairman of Strategic Enzyme Applications, Inc., a private company developing clean and renewable chemical manufacturing technologies. From March 2008 to March 2009, he was Director of Progen Pharmaceuticals Limited (NASDAQ: PGLA), a publicly traded Australian therapeutic oncology company. From April 2004 to May 2006, he was Chief Executive Officer and Director of Arriva Pharmaceuticals, Inc., a private respiratory and dermatology therapeutic development company. Arriva Pharmaceuticals filed for Chapter 11 protection under the federal bankruptcy laws on August 29, 2007, but has since emerged from bankruptcy. From May 2002 to April 2003, Mr. Williamson was President and Chief Operating Officer and Director of Eos Biotechnology, an antibody therapeutics company and, from July 1999 to March 2002, Chief Operating Officer of Pangea / DoubleTwist, Inc., a provider of genomic information and bioinformatics analysis technologies. Earlier, Mr. Williamson was a partner with The Boston Consulting Group, Inc., where his clients included pharmaceutical, medical device, health care, high technology, and energy companies. Mr. Williamson started his career as a research assistant for the Federal Reserve Board of Governors in Washington, D.C. He received a B.A. in Economics from Pomona College and an M.B.A. from Stanford Graduate School of Business. Our board of directors considered Mr. Williamson’s extensive operational, financial and administrative experience working with small companies, particularly his experience as a consultant to various small pharmaceutical companies and his service as Chair of our Compensation Committee, in determining that Mr. Williamson should serve as one of our directors in light of our business and structure.

Class III Directors Continuing in Office—Terms Expire at the 2013 Annual Meeting

Herbert J. Conrad, 78, has served as a member of our board of directors since March 2008 and as Chairman of the Board since January 18, 2011. Mr. Conrad was appointed to this position after the board received Mr. Burrill’s resignation as Chairman of the Board on January 18, 2011. He is currently a director of Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) and Celldex Therapeutics, Inc. (NASDAQ: CLDX) and serves on the Medical Advisory Board of Henry Schein Inc. (NASDAQ: HSIC). From 1960 to 1993, Mr. Conrad served in a variety of roles at F. Hoffmann LaRoche Ltd., including President of the U.S. Roche Pharmaceuticals Division and a Member of the executive committee and board of directors from 1982 through 1993. Each of the foregoing companies is in the pharmaceuticals industry. Mr. Conrad has been involved in a number of business, industry, academic, civic, and philanthropic organizations, and also served in the U.S. Army’s Medical Services Corps. Mr. Conrad earned his undergraduate and graduate degrees in Pharmacy from the Brooklyn College of Pharmacy. He also has received a Doctorate in Humane Letters (Honorary) from Long Island University. Our board of directors considered Mr. Conrad’s extensive experience in the pharmaceutical industry, particularly his many years of experience as President of Roche’s U.S. Pharmaceutical Division and as a member of Roche’s executive committee and board of directors, in determining that Mr. Conrad should serve as one of our directors in light of our business and structure.

Michael K. Inouye, 55, has been a member of our board of directors since June 2005. Mr. Inouye is currently a self-employed consultant to life sciences companies. Mr. Inouye served as Senior Vice President, Corporate and Commercial Development of Pharmacyclics, Inc. (NASDAQ: PCYC) from May 2007 through February 2008. From March 2006 through February 2007, Mr. Inouye was Senior Vice President of Commercial Operations of Telik, Inc. (NASDAQ: TELK). From May 2005 through February 2006, Mr. Inouye was working as an independent pharmaceutical industry consultant. Mr. Inouye was a worldwide commercial operations executive at Gilead Sciences, Inc. (NASDAQ:GILD) from August 1995 to April 2005, where he led the global product launches of leading HIV therapeutics and hepatitis B virus therapeutics. Before joining Gilead Sciences, he served in sales and marketing and business development roles at Merck & Co. and American Home Products. Mr. Inouye received a B.S. in Food & Science Technology from the University of California at Davis and an M.B.A. from California State Polytechnic University, Pomona. Our board of directors considered Mr. Inouye’s extensive experience in the pharmaceutical industry, particularly his many years of experience as a commercial operations executive at various pharmaceutical companies, in determining that Mr. Inouye should serve as one of our directors in light of our business and structure.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to members of our board of directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. In considering whether to recommend any candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers many factors. Our Nominating and Corporate Governance Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our board of directors’ deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on our board of directors, our Nominating and Corporate Governance Committee places primary emphasis on the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, conflicts of interest, and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. In the case of an incumbent director whose term of office is set to expire, the

Nominating and Corporate Governance Committee reviews such director’s overall service to the Company during the director’s term. In the case of a new director candidate, the Nominating and Corporate Governance Committee reviews whether the nominee is “independent,” based on applicable listing standards of The NASDAQ Stock Market, LLC (NASDAQ) and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our Bylaws, to our Nominating and Corporate Governance Committee at Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540, Attention: Secretary. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria discussed above.

Board Leadership

Our board of directors does not have a policy on whether the chairman of the board and chief executive officer positions should be combined or separated. Our board of directors believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for Pharmasset.

Currently, the chairman of the board and chief executive officer positions are held by different individuals. In addition, the board chairman position is held by an independent director. Our board of directors believes that separation of the chief executive officer and the chairman of the board positions is currently appropriate for the Company given the size of the board, the need for undivided attention of the chief executive officer to the implementation of strategic directives and overall management responsibilities. As an independent director, the chairman of the board is able to provide leadership to the board without perceived or actual conflicts associated with individual and collective interests of management employees.

With respect to risk oversight of the Company, the overall duty of risk identification and management lies with our board. To assist in this task, the board utilizes the Compensation Committee and the Nominating and Corporate Governance Committee to review and assess risks inherent in the business of the Company, as well as the effectiveness of communications within the Company and between management and our board. See “Risk Assessment and Compensation Practices” below for a further discussion of our risk management policies with respect to our compensation programs.

Stockholder Communications with Directors

We have established a process for stockholders to send communications to the members of our board of directors. Stockholders may send such communications by mail addressed to our full board of directors, a specific member or members of the board, or to a particular committee of the board, at 303-A College Road East, Princeton, New Jersey 08560, Attention: Secretary. All such communications will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our board of directors or any individual director or group or committee of directors, our Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Determination of Independence

The SEC and NASDAQ have promulgated rules and regulations pursuant to which a director may qualify as an “independent director” (Independence Rules). In addition, our board of directors will not consider a director to qualify as an “independent director” unless that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (Independence Standards).

Our board of directors has determined that all of our directors, except for P. Schaefer Price, our President and Chief Executive Officer, qualify as “independent directors” pursuant to both the Independence Rules and the Independence Standards.

Our board of directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (Exchange Act), a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors. Our board of directors has adopted charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, current copies of which are available on our website at

http://investor.pharmasset.com/governance.cfm. A summary description of the committees of our board of directors follows.

Audit Committee

The Audit Committee of our board of directors consists of Robert F. Williamson (Chair), Herbert J. Conrad, and William J. Carney. Effective March 18, 2010, Mr. Carney was elected to serve as a member of the Audit Committee by the board of directors, filling the vacancy left by the resignation of Fredric D. Price from the board of directors on March 17, 2010. On January 18, 2011, Mr. Conrad was elected to serve as a member of the Audit Committee by the board of directors, filling the vacany left by the resignation of G. Steven Burrill from the board of directors and Mr. Williamson was elected as the Chairman of the Audit Committee. Each of the members of the Audit Committee is an “independent director” under both the Independence Rules and the Independence Standards and is able to read and understand our financial statements. In addition, Robert F. Williamson III qualifies as an “audit committee financial expert” under SEC rules and regulations and possesses financial sophistication in accordance with NASDAQ requirements. Each Audit Committee member serves until his successor has been duly elected and qualified or until the earlier of his death, resignation, disqualification, or removal. The responsibilities of the Audit Committee are to:

•	select our independent auditors, review and approve their engagement letter, monitor their independence and performance, and determine their compensation;

•

review our annual audited financial statements and related footnotes and report to our board of directors whether it recommends that the audited financial statements should be included in our Annual Report on Form 10-K;

•	review and discuss with management and with the independent auditors our quarterly financial statements and any related correspondence or statements prior to filing of a Form 10-Q;

•	periodically review and discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•

periodically review and discuss with management the significant accounting principles, policies, and practices followed by us in accounting for and reporting our financial results in accordance with generally accepted accounting principles;

•	obtain and consider the independent auditors’ judgments about the quality and appropriateness of our accounting principles as applied in our financial reporting;

•	discuss with the independent auditors matters required to be communicated to audit committees;

•	periodically review and discuss with management the effectiveness and adequacy of our accounting and internal controls policies and procedures;

•

establish and maintain appropriate procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review any legal matters that could have a significant impact on our financial statements; and

•	review and approve (or decline to approve) transactions involving potential conflicts of interest with any of our officers or directors and any other related party transactions.

Compensation Committee

The Compensation Committee consists of Robert F. Williamson III (Chair), Elliot F. Hahn, and Michael K. Inouye. On January 18, 2011, G. Steven Burrill resigned as a member of the Compensation Committee of the board and his position on the Compensation Committee will not be filled. Each member of the Compensation Committee is an “independent director” under both the Independence Rules and the Independence Standards. In addition, each member of the Compensation Committee is an “outside director” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Each Compensation Committee member serves until his successor has been duly elected and qualified or until the earlier of his death, resignation, disqualification, or removal. The Compensation Committee is responsible for developing and overseeing the implementation of our compensation strategy with respect to the compensation of our officers and directors. Specifically, the responsibilities of the Compensation Committee are to:

•	create, amend, review, and approve for recommendation to our board of directors our compensation plans and benefit programs for employees;

•	oversee the administration and operation of our compensation and benefit programs generally;

•

recommend to our board of directors proper titles, job descriptions, and milestones and other guidelines for performance-based compensation for our Chief Executive Officer and our other executive officers;

•	evaluate the performance of our Chief Executive Officer and our other executive officers and approve compensation for such officers;

•

determine and recommend to our board of directors for its approval annual retainer fees, meeting fees, grants of stock options and restricted stock, and other compensation for non-employee members of our board of directors and its committees; and

•	review and approve the Compensation Discussion and Analysis prior to its inclusion in our proxy statement or our Annual Report on Form 10-K, as the case may be.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance committee of our board of directors consists of William J. Carney (Chair), Herbert J. Conrad, Elliot F. Hahn, and Michael K. Inouye. Each member of the Nominating and Corporate Governance Committee is an “independent director” under both the Independence Rules and the Independence Standards. Each Nominating and Corporate Governance Committee member serves until his successor has been duly elected and qualified or until the earlier of his death, resignation, disqualification, or removal. The Nominating and Corporate Governance Committee’s responsibilities are to:

•	oversee our Code of Ethics and Business Conduct and the board of directors’ governance guidelines;

•	review issues and developments related to corporate governance and advise our board of directors on corporate governance matters;

•	consider, develop, and recommend to our board of directors policies regarding the size and composition of our board of directors;

•	review the slate of possible director candidates and determine the nominees to our board of directors;

•	review with the Chief Executive Officer matters relating to management succession;

•	review and assess the qualifications of the members of our other committees;

•	recommend committee member appointments and removals and advise our board of directors on the structure and operations of various committees of our board of directors; and

•	manage or propose the process whereby our board of directors assesses its own performance and the corporation’s performance, including reporting the results thereof to our board of directors.

Board Meetings and Attendance

Our board of directors held 7 meetings, either in person or by teleconference, during fiscal 2010. In addition, during fiscal 2010, the Audit Committee held 7 meetings, the Compensation Committee held 7 meetings, and the Nominating and Corporate Governance Committee held 5 meetings. Each of our directors attended at least 84% of the aggregate number of board of directors’ meetings and meetings of committees on which he then served. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors were in attendance at the 2010 annual meeting of stockholders and all directors are expected to attend the 2011 Annual Meeting.

Code of Ethics and Business Conduct

Our board of directors has adopted a written Code of Ethics and Business Conduct that applies to our directors, officers, and employees, as well as corporate governance guidelines applicable specifically to the board. You can find links to these documents on our website, www.pharmasset.com, under the “Corporate Governance” heading on the “Board of Directors” page. Disclosure regarding any amendments to, or any waivers from, a provision of our Code of Ethics and Business Conduct will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website (www.pharmasset.com) is then permitted by the rules of NASDAQ.

Risk Assessment and Compensation Practices

The Compensation Committee, the Nominating and Corporate Governance Committee, and our board of directors as a whole, have initiated an ongoing assessment of our compensation practices in light of the risks in our operations. The assessment included, among other things, a review of management’s decision-making and policy-making structures and practices; the methodology used to define, update, and measure short-term and long-term objectives as part of our Annual Performance Management Program (described herein in the Executive Compensation section); the effectiveness and nature of communications within the Company and between management and our board of directors and other stockholders; and our compliance policies, practices, and programs. In general, the Compensation Committee, the Nominating and Corporate Governance Committee and our board of directors each concluded that our compensation practices do not provide undue incentives for short-term planning or short-term financial awards, do not reward unreasonable risk, and provide a reasonable balance between the many and substantial risks inherent in drug research, development, and commercialization (on the one hand) and recognizing and incenting achievement and success (on the other). A detailed description of the risk factors associated with Pharmasset business can be found in the “Risk Factors” section of our 2010 Form  10-K.

Compensation of Directors

Our board of directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our board of directors when appropriate. The Compensation Committee did not recommend any changes in compensation for our non-employee directors for fiscal 2010. Our board of directors is compensated through fees, grants of stock options and grants of restricted stock.

Fees Earned or Paid in Cash

Each non-employee director receives an annual cash retainer fee of $50,000, payable quarterly in advance of services. In addition, the Chairman of our board of directors receives an additional annual fee of $30,000, payable quarterly in advance of services. Also, each non-employee director who serves as a chair of the Audit or Compensation Committee receives an additional annual fee of $10,000, payable quarterly in advance of services, and each non-employee director who serves as a chair of the Nominating and Corporate Governance Committee receives an additional annual fee of $7,500, payable quarterly in advance of services.

Grant of Stock Options

Upon initial election or appointment to our board of directors, each non-employee director will be granted an option to purchase 40,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. Each such option will vest immediately with respect to 10,000 shares, will vest with respect to another 10,000 shares on the first anniversary of the date of grant, subject to continued service as a director, and will vest with respect to the remaining 20,000 shares in equal quarterly installments until the third anniversary of the date of grant, subject to continued service as a director. Prior to July 16, 2008, each non-employee director was annually granted an option to purchase 10,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. On July 16, 2008, our board of directors approved an increase in the annual amount of stock options granted to each non-employee director from 10,000 to 20,000. Each such option will vest immediately with respect to 5,000 shares, will vest with respect to another 5,000 shares on the first anniversary of the date of grant, subject to continued service as a director, and will vest with respect to the remaining 10,000 shares in equal quarterly installments thereafter until the third anniversary of the date of grant, subject to continued service as a director.

Issuance of Restricted Stock

On March 18, 2010, each non-employee director received an annual grant of 2,000 shares of restricted Common Stock. The grant date fair value of each share of restricted Common Stock was $29.01. The grant date fair value was measured as the value of our Common Stock as of the close of the market on the date of grant. The shares of restricted Common Stock granted to each non-employee director on March 18, 2010 have a vesting schedule of 50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and the remaining 25% on the third anniversary of the date of grant, provided that the director continues to serve on our board of directors on the vesting date unless the failure to be so engaged is due solely to the fact that the director is nominated but not re-elected to serve as a director.

The following table sets forth information concerning the compensation of our non-employee directors who are not also Named Executive Officers (as defined below) for fiscal 2010.

	Fees Earned or Paid In Cash (1)		Subtotal - Fees Earned or Paid In Cash	Option Awards (2)	Restricted Stock (3)	Total
	Annual Retainer For Non- Employee Director	Annual Retainer For Board or Committee Chairs
G. Steven Burrill (4)	$50,000	$40,000	$90,000	$252,402	$58,020	$400,422
William J. Carney	$50,000	$7,500	$57,500	$252,402	$58,020	$367,922
Herbert J. Conrad	$50,000	$—	$50,000	$252,402	$58,020	$360,422
Elliot F. Hahn	$50,000	$—	$50,000	$252,402	$58,020	$360,422
Michael K. Inouye	$50,000	$—	$50,000	$252,402	$58,020	$360,422
Fredric D. Price (5)	$23,118	$—	$23,118	$252,402	$—	$275,520
Robert F. Williamson III	$50,000	$10,000	$60,000	$252,402	$58,020	$370,422

(1)	The amounts in these columns reflect the actual fees earned during fiscal 2010.

(2)	The amounts in this column represent the entire grant date fair value of stock options granted to each director during fiscal 2010. There can be no assurance that these amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 7 to our audited financial statements for fiscal 2010, included in our Annual Report on Form 10-K for the year ended September 30, 2010 (2010 Form 10-K) filed with the SEC on November 23, 2010.
(3)	The amounts in this column represent the entire grant date fair value of shares of restricted stock issued to each director during fiscal 2010. The fair value of each share of restricted stock is determined using the closing price of our Common Stock on the date of grant.
(4)	Mr. G. Steven Burrill resigned as a member of our board of directors on January 18, 2011. In connection with Mr. Burrill’s resignation, our board accelerated the vesting of 1,250 of his outstanding stock options and 1,000 shares of restricted stock held by Mr. Burrill.
(5)	Mr. Fredric D. Price resigned as a member of the board of directors on March 17, 2010. In connection with Mr. Price’s resignation, the Company and Mr. Price entered into a consulting agreement. As part of the agreement, Mr. Price provided consulting services to the Company through March 31, 2010 and in return for providing such services, the Company allowed Mr. Price to (1) retain the restricted stock granted to Mr. Price on March 23, 2009, and (2) extend until December 31, 2010 Mr. Price’s right to exercise stock options held by him which are fully vested and exercisable as of March 17, 2010.

In addition, we reimburse all non-employee directors for reasonable and necessary expenses they incur in performing their duties as directors of our company.

The following table sets forth additional information concerning the stock options granted to our non-employee directors who are not also Named Executive Officers (as defined below) during fiscal 2010.

	Grant Date	Option Awards: Number of Securities Underlying Options (1)	Grant Date Fair Value of Option Awards (2)	Number of Options Outstanding (3)	Number of Securities Underlying Unexercised Options (#) Exercisable (4)
G. Steven Burrill (5)	10/14/2009	20,000	$252,402	60,000	35,625
William J. Carney	10/14/2009	20,000	$252,402	63,333	38,958
Herbert J. Conrad	10/14/2009	20,000	$252,402	90,000	61,250
Elliot F. Hahn	10/14/2009	20,000	$252,402	60,001	35,626
Michael K. Inouye	10/14/2009	20,000	$252,402	93,333	68,958
Fredric D. Price (6)	10/14/2009	20,000	$252,402	—	—
Robert F. Williamson III	10/14/2009	20,000	$252,402	101,333	76,958

(1)	The amounts shown in this column reflect stock options granted to our non-employee directors pursuant to our 2007 Equity Incentive Plan, as amended (Revised 2007 Plan). These options have a vesting schedule, which is subject to continued service as a director, of 25% on the date of grant, 25% on the first anniversary of the date of grant, and the remaining shares vest in equal quarterly installments thereafter until the third anniversary of the date of grant.
(2)	The amounts reported in this column represent the entire grant date fair value for each option award. There can be no assurance that these amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 7 to our audited financial statements for fiscal 2010, included in our 2010 Form 10-K.
(3)	The amounts reported in this column represent the total number of options outstanding, whether issued during fiscal 2010 or earlier, as of September 30, 2010.
(4)	The amounts reported in this column represent the total number of options vested from all grants issued during fiscal 2010 or earlier, as of September 30, 2010.
(5)	Mr. G. Steven Burrill resigned as a member of our board of directors on January 18, 2011. In connection with Mr. Burrill’s resignation, our board accelerated the vesting of 1,250 of his outstanding stock options and 1,000 shares of restricted stock held by Mr. Burrill.
(6)	Mr. Fredric D. Price resigned as a member of the board of directors on March 17, 2010.

Executive Officers of the Company

All of our executive officers are appointed annually and serve at the pleasure of our board of directors. The names, positions, ages, and background of our executive officers are set forth below. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

P. Schaefer Price, 48, is a member of our board of directors and is our President and Chief Executive Officer and has been with Pharmasset since June 2004. From September 2002 to June 2004, Mr. Price served as an Executive in Residence at Bay City Capital, a venture capital firm for which he provided advice to portfolio companies and assisted with due diligence for investment opportunities. From January 1997 until July 2001, Mr. Price was the President of PowderJect Vaccines, the vaccine subsidiary of PowderJect Pharmaceuticals PLC (LSE: PJP). Under his leadership, PowderJect’s vaccine business grew from a small research group into the world’s sixth largest vaccine company prior to its acquisition by Chiron Corporation. Mr. Price has also served as a Vice President at the merchant bank of Burrill & Craves and Assistant to the President at Berlex Biosciences. Mr. Price received a B.S. in Molecular Biology from the University of Wisconsin—Madison and an M.B.A. from the University of Minnesota.

Kurt Leutzinger, 59, has been our Chief Financial Officer since January 2005. From January 2004 to January 2005, Mr. Leutzinger was a consultant to Abgenix, Inc., a public biotechnology company acquired in 2005. From July 1997 to January 2004, Mr. Leutzinger was the Chief Financial Officer of Abgenix. From 1987 to 1997, Mr. Leutzinger was a private equity portfolio manager for General Electric Investments concentrating on early-stage investments in medical devices and biotechnology. Mr. Leutzinger’s prior experience includes mergers & acquisitions at Primerica and public accounting at Arthur Anderson & Co. Mr. Leutzinger is a C.P.A. and received a B.A. from Fairleigh Dickinson University and an M.B.A. from New York University.

M. Michelle Berrey, M.D., MPH, 44, has been our Chief Medical Officer since January 2007. From August 1999 to January 2007, Dr. Berrey served as Vice President, Viral Diseases, Clinical Pharmacology & Discovery Medicine at GlaxoSmithKline plc (NYSE: GSK), a global pharmaceuticals company. Dr. Berrey was most recently responsible for the early development and clinical strategy of Phase 1-2a studies for new targets against HIV, hepatitis viruses, and hepatic fibrosis at GlaxoSmithKline. Dr. Berrey received a Master of Public Health from Emory University and her M.D. from the Medical College of Georgia. She completed her Internship and Residency in Internal Medicine at the University of North Carolina, Chapel Hill, and she was a Senior Fellow in Infectious Disease Medicine at the University of Washington, Seattle, where she conducted research in HIV transmission and acute HIV infection.

Patrick T. Higgins, 53, is our Executive Vice President, Marketing and Sales and has been with Pharmasset since November 2007. He served as a consultant to Pharmasset starting in 2006 until his hire. From 1995 to 2006, Mr. Higgins was Vice President, Sales & Marketing, Virology at Hoffmann-LaRoche. Mr. Higgins was responsible for directing the development and implementation of marketing and sales plans for Roche’s global launch of Pegasys® and Copegus® for the treatment of chronic hepatitis C infection. Before joining Roche, Mr. Higgins served in advertising, sales, and marketing roles at Schering Corporation, where he was instrumental in developing Schering’s Oncology/Biotech group that launched Intron-A® for the treatment of chronic hepatitis. Roche and Schering are, or were, publicly traded pharmaceuticals companies. Mr. Higgins has over 25 years of pharmaceutical industry sales and marketing experience, including participation in 13 product launches. Mr. Higgins received a B.A. from Villanova University and a M.B.A from Seton Hall University.

Michael J. Otto, Ph.D., 62, is our Chief Scientific Officer and has been with Pharmasset since June 2004. Mr. Otto was with our predecessor company, Pharmasset, Ltd. from November 1999 to June 2004. From February 1998 to September 1999, Dr. Otto was an Associate Director of Anti-Infectives Clinical Research at Rhône-Poulenc Rorer, a global chemicals, pharmaceuticals, and consumer products company, where he was responsible for providing clinical development support for antiviral and antibacterial compounds. From 1994 to 1997, he served as the Vice President for Research and Development at Avid Therapeutics Inc. until its acquisition by Triangle Pharmaceuticals Inc. (NASDAQ: VIRS). Dr. Otto previously held positions at DuPont-Merck, DuPont and Sterling Drug. Dr. Otto serves as an Editor for Antiviral Chemistry & Chemotherapy. He has authored more than 85 scientific publications and is a named inventor on six patents and patent applications. Dr. Otto received a B.S. from Loyola University of Chicago and a Ph.D. in Medical Microbiology from The Medical College of Wisconsin.

Michael D. Rogers, Ph.D., 57, has been our Chief Development Officer since November 2007. From 2004 to 2007, Dr. Rogers served as Vice President, Division of Viral Diseases at GlaxoSmithKline, where he was responsible for antiviral discovery activities directed toward HIV and hepatitis C virus indications. From 2001 to 2004, Dr. Rogers served as Vice President, Antiviral Discovery Medicine at GlaxoSmithKline. Dr. Rogers has over 23 years of industry experience and has participated in all phases of antiviral and anti-infective drug development, including discovery, preclinical development, and phase 1, 2, 3, and 3b/4 clinical development programs. Dr. Rogers received his doctorate in medical parasitology and a Master of Public Health degree in medical microbiology from the University of North Carolina. He completed a postdoctoral fellowship in clinical microbiology at St. Jude Children’s Research Hospital in Memphis, Tennessee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our common stock as of November 30, 2010 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each of our directors and director nominees;

•	each of our Named Executive Officers; and

•	all directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 2010 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 34,093,814 shares of Common Stock outstanding on November 30, 2010.

Unless otherwise indicated, the address for each person or entity named below is c/o Pharmasset Inc., 303-A College Road East, Princeton, New Jersey 08540.

	Shares Beneficially Owned
Name and Address	Number	Percentage
Five Percent Stockholders:
Fidelity Management and Research (1)	4,376,409	12.8%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc (2)	2,574,489	7.6%
100 East Pratt Street
Baltimore, MD 21202
Burrill & Company (3)	1,960,183	5.7%
One Embarcadero Center, Suite 2700
San Francisco, CA 94111
BlackRock Advisors LLC (4)	1,950,633	5.7%
40 East 52nd Street
New York, NY 10022
Wellington Management Co. LLP (5)	1,754,428	5.1%
75 State Street
Boston, Massachusetts 02109

	Shares Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers:
William J. Carney (6)	125,248	*
Herbert J. Conrad (7)	84,750	*
Elliot F. Hahn (8)	125,250	*
Michael K. Inouye (9)	93,083	*
Robert F. Williamson III (10)	105,249	*
P. Schaefer Price, M.B.A. (11)	958,343	2.8%
Kurt Leutzinger, C.P.A., M.B.A. (12)	368,124	1.1%
Michael D. Rogers (13)	43,750	*
Patrick T. Higgins (14)	87,719	*
M. Michelle Berrey, M.D., MPH (15)	100,774	*
Michael J. Otto, Ph.D. (16)	52,627	*
Paul Lubetkin (17)	30,083	*
All directors and executive officers as a group (11 persons) (6)(7) (8)(9)(10)(11)(12)(13)(14)(15)(16)	2,144,917	6.3%

*	Less than 1% of the outstanding Common Stock.
(1)	Represents 4,376,409 shares of Common Stock owned directly by Fidelity Management and Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC, or indirectly through affiliates of Fidelity or through entities controlled by Fidelity.
(2)	Represents 2,574,489 shares of Common Stock owned directly by T. Rowe Price Associates, Inc. (T. Rowe Price) or indirectly through affiliates of T. Rowe Price or through entities controlled by T. Rowe Price.
(3)

Represents 1,906,933 shares of Common Stock, 48,125 shares of Common Stock that are subject to immediately exercisable stock options, 3,125 shares that may be acquired upon the exercise of options within 60 days of November 30, 2010, and 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013. The Common Stock is collectively owned by Burrill Life Sciences Capital Fund, L.P., and Burrill Indiana Life Sciences Capital Fund, L.P. G. Steven Burrill is CEO of Burrill &

Company and shares investment and voting power over these shares. The 48,125 shares of Common Stock that are subject to immediately exercisable stock options, the 3,125 shares that may be acquired upon the exercise of options within 60 days of November 30, 2010, and the 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013 are owned solely by G. Steven Burrill. In connection with Mr. Burrill’s resignation from our board on January 18, 2011, our board accelerated the vesting of 1,250 of Mr. Burrill’s outstanding stock options, all of which are included in the “3,125 shares that may be acquired upon exercise of options within 60 days of November 30, 2010” noted above and 1,000 of the 2,000 shares of restricted stock noted above.

(4)	Represents 1,950,633 shares of Common Stock owned directly by BlackRock Advisors LLC or indirectly through affiliates of BlackRock or through entities controlled by BlackRock.
(5)	Represents 1,754,428 shares of Common Stock owned directly by Wellington Management Co. LLP or indirectly through affiliates of Wellington Management Co. LLP or through entities controlled by Wellington Management Co. LLP.
(6)	Includes 51,458 shares that are subject to immediately exercisable stock options, an additional 3,125 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010, and 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013.
(7)	Includes 73,125 shares that are subject to immediately exercisable stock options, an additional 5,625 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010, and 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013.
(8)	Includes 48,126 shares that are subject to immediately exercisable stock options, an additional 3,125 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010, and 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013.
(9)	Includes 81,458 shares that are subject to immediately exercisable stock options, an additional 3,125 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010, and 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013.
(10)	Includes 89,458 shares that are subject to immediately exercisable stock options, an additional 3,125 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010, and 2,000 shares of restricted stock that cannot be sold until they fully vest on March 18, 2013.
(11)	Includes 564,249 shares that are subject to immediately exercisable stock options and an additional 10,813 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010.
(12)	Includes 156,750 shares that are subject to immediately exercisable stock options and an additional 4,125 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2010.
(13)	Includes 42,500 shares that are subject to immediately exercisable stock options and an additional 1,250 shares that may be acquired upon the exercise of options within 60 days of November 30, 2010.
(14)	Includes 85,750 shares that are subject to immediately exercisable stock options and an additional 1,969 shares that may be acquired upon the exercise of options within 60 days of November 30, 2010.
(15)	Includes 86,816 shares that are subject to immediately exercisable stock options and an additional 9,271 shares that may be acquired upon the exercise of options within 60 days of November 30, 2010.
(16)	Includes 32,500 shares that are subject to immediately exercisable stock options and an additional 3,438 shares that may be acquired upon the exercise of options within 60 days of November 30, 2010.
(17)	Includes 500 shares of Common Stock and 29,583 shares that are subject to immediately exercisable stock options as of November 30, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during fiscal 2010 our officers, directors, and holders of more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except with respect to two Forms 4 filed by William J. Carney, one Form 4 filed by each of Michael D. Rogers, Paul Lubetkin, our former Executive Vice President, General Counsel and Secretary, G. Steven Burrill, a former member of our board of directors, Michael K. Inouye, Elliot F. Hahn, Herbert J. Conrad, Robert F. Williamson III, Fredric D. Price, a former member of our former board of directors, P. Schaefer Price, Michael J. Otto, Kurt Leutzinger and M. Michelle Berrey with respect to their 2010 annual stock option awards which were awarded on October 14, 2009, and one Form 5 filed by Mr. Fredric D. Price. Forms 4 were subsequently filed by Mr. Carney and by each of our Named Executive Officers and directors in connection with their 2010 annual stock option awards.

Certain Relationships and Related Transactions

The rules and regulations promulgated by the SEC require us to disclose in this Proxy Statement any transaction since October 1, 2009, or any currently proposed transaction, involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

On January 26, 2011, we completed an underwritten public offering of 2,795,000 shares of our Common Stock, which included the underwriters’ exercise in full of their over-allotment option of 495,000 shares and excluded 1,000,000 shares that were sold by Burrill & Company for a price to the public of $46.33 per share. The underwriters purchased the shares from us at a price of $44.25 per share, pursuant to the underwriting agreement. The net proceeds from the sale of the shares, after deducting the underwriters’ discount and offering expenses, are expected to be approximately $123.4 million. Affiliates of Fidelity Management and Research (Fidelity), T. Rowe Price Associates, Inc. (T. Rowe) and Wellington Management Co. LLP (Wellington), each the holder of more than 5% of our common stock, participated in the underwritten public offering. In the underwritten public offering, Fidelity purchased 297,000 shares for an aggregate purchase price of $13,760,010, T. Rowe purchased 65,840 shares for an aggregate purchase price of $3,050,367.20, and Wellington purchased 119,960 shares for an aggregate purchase price of $5,557,746.80. In addition, Burrill & Company sold 1,000,000 shares for an aggregate sale price of $44,245,150. The terms of this underwritten public offering offered to all participants (including Fidelity, T. Rowe, Wellington and Burrill & Company) were reviewed and approved by a committee of our board of directors consisting only of directors independent and unaffiliated with Fidelity, T. Rowe, Wellington and Burrill & Company.

On May 19, 2010, we completed an underwritten public offering of 3,680,000 shares of our Common Stock (which included the underwriters’ exercise in full of their over-allotment option) for a price to the public of $29.00 per share. The underwriters purchased the shares from us at a price of $27.55 per share, pursuant to the underwriting agreement. The net proceeds from the sale of the shares, after deducting the underwriters’ discount and offering expenses, were $101.2 million. Affiliates of Fidelity, T. Rowe and Wellington, each the holder of more than 5% of our common stock, participated in the underwritten public offering. In the underwritten public offering, Fidelity purchased 400,000 shares for an aggregate purchase price of $11,600,000, T. Rowe purchased 90,100 shares for an aggregate purchase price of $2,612,900, and Wellington purchased 91,400 shares for an aggregate purchase price of $2,650,600. The terms of this underwritten public offering offered to all participants (including Fidelity, T. Rowe, and Wellington) were reviewed and approved by a committee of our board of directors consisting only of directors independent and unaffiliated with Fidelity, T. Rowe, and Wellington.

On February 2, 2010, we completed an underwritten public offering of 1,830,400 shares of our Common Stock (which included the underwriter’s exercise in full of its over-allotment option) for a price to the public of $18.75 per share. The underwriter purchased the shares from us at a price of $18.00 per share, pursuant to the underwriting agreement. The net proceeds from the sale of the shares, after deducting the underwriter’s discount and offering expenses, were $32.7 million. Affiliates of Fidelity and Wellington, each the holder of more than 5% of our common stock, participated in the underwritten public offering. In the underwritten public offering, Fidelity purchased 300,000 shares for an aggregate purchase price of $5,625,000 and Wellington purchased 125,000 shares for an aggregate purchase price of $2,343,750. The terms of this underwritten public offering offered to all participants (including Fidelity and Wellington) were reviewed and approved by a committee of our board of directors consisting only of directors independent and unaffiliated with Fidelity and Wellington.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction. The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an officer or employee of ours. In addition, none of our executive officers served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a member of our board of directors or our Compensation Committee.

Proposal 2—Ratification of the Selection of

Independent Registered Public Accounting Firm

The Audit Committee selected the firm of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2011. Grant Thornton LLP has served as our independent registered public accounting firm since fiscal 2006. Although stockholder approval of the selection of Grant Thornton is not required, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Grant Thornton, but will not be required to take any action.

Our board of directors recommends that stockholders vote “FOR” ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2011.

Information about Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees that Grant Thornton, our independent registered public accounting firm, billed to us for each of the last two fiscal years. For our fiscal years ended September 30, 2010 and 2009, audit fees include amounts billed in fiscal 2011 that relate to our fiscal 2010 audit and in fiscal 2010 that relate to our fiscal 2009 audit, respectively.

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$466,625	$408,908
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$466,625	$408,908

(1)	Audit fees consist of fees for the audits of our financial statements and internal control over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC, and other professional services provided in connection with regulatory filings. Audit fees for 2010 and 2009 include fees of $103,256 and $33,000, respectively, for professional services rendered in connection with our public offerings of Common Stock during our fiscal years ended September 30, 2010 and 2009, respectively.

The Audit Committee has considered whether provision of the services described above is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not affected Grant Thornton’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services and related fees that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee may delegate to one or more members of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the member(s) of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended September 30, 2010 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as superseded by the Statement of Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as amended, and as adopted by the Public Company Accounting Oversight Board.

The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm matters relating to its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

We have selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. The selection was based on a number of factors, including Grant Thornton LLP’s competence in the fields of accounting and auditing.

By the Audit Committee of the Board of Directors of Pharmasset, Inc.

Robert F. Williamson III, Committee Chair William J. Carney Herbert J. Conrad

Executive Compensation

Compensation Discussion and Analysis

Compensation Objectives

The primary objective of our executive compensation program is to attract, retain, motivate, and reward top quality personnel capable of driving our success. In setting executive compensation, our board of directors’ objectives are to tie the total compensation package of our six executive officers (listed in the Summary Compensation Table below and hereinafter referred to as our Named Executive Officers) to the achievement of corporate and individual performance objectives, and to align each Named Executive Officer’s incentives with the creation of stockholder value. To achieve these objectives, our board of directors has implemented and maintained compensation plans that tie a substantial portion of each Named Executive Officer’s overall compensation to our research, clinical, regulatory, business development, and operational performance. Our human resources group and the Compensation Committee of our board of directors assist our board in implementing these compensation plans by reviewing and recommending compensation programs and levels for our Named Executive Officers for approval by the board.

Compensation Processes

Our board of directors established a Compensation Committee that is responsible for, among other things, reviewing and recommending to our board of directors the compensation programs for our Named Executive Officers. Our management makes recommendations to the Compensation Committee regarding compensation levels after reviewing publicly available compensation data and subscription compensation survey data published by Radford in its Radford Global Life Sciences Survey for national and regional companies in the life sciences industry (collectively, the Survey Data). We believe that the Survey Data provides the Compensation Committee with an appropriate starting point for ultimately recommending the compensation of our Named Executive Officers because the companies represented in the Survey Data have similar organizational structures and tend to compete with us for executives and other employees. In addition to the full set of Survey Data, management typically gathers and provides the Compensation Committee with a subset of data from Radford or publicly available sources about companies with a similar number of employees and that are at a similar stage of development. In addition, in 2010, the Compensation Committee engaged Radford to provide an independent compensation analysis relating to Named Executive Officer compensation (the Radford Analysis). The Radford Analysis included providing a new group of 17 peer companies (since eight of the 21 peer companies used in fiscal 2009 no longer had market capitalizations similar to ours and four new companies were added since they have a similar employee size, market capitalization, and are at a similar stage of development) for reviewing and recommending compensation of our Named Executive Officers for fiscal 2011. The Radford Analysis and the Survey Data were used as references to evaluate and recommend compensation packages for our Named Executive Officers. In addition, from time to time the Compensation Committee has engaged Radford to assist us with developing our compensation packages (or certain features thereof) or to address certain compensation issues. The Compensation Committee may engage Radford or other compensation consultants in the future as the need arises.

The following peer companies (Peer Companies) were evaluated in connection with the determination of compensation packages for our Named Executive Officers, including our Chief Executive Officer, for the 2011 fiscal year:

• Allos Therapeutics	• InterMune, Inc
• Alnylam Pharmaceuticals	• Medivation
• Ardea Biosciences	• Micromet
• Ariad Pharma	• Momenta
• Cadence Pharmaceuticals	• NPS Pharmaceuticals
• Geron	• Optimer Pharmaceuticals
• Idenix Pharmaceuticals	• Pharmacyclics
• Incyte Corporation	• Targacept
• Theravance

The Peer Companies were chosen because they are similarly situated in terms of employee size and market capitalization, and are at a similar stage of development, or were included to provide historical continuity because they were on earlier lists of peer companies evaluated by the Compensation Committee in making compensation decisions for prior fiscal years.

Prior to fiscal 2011, our board of directors utilized a pay-for-performance compensation philosophy that targeted the 50th percentile of the Survey Data and the Radford Analysis, subject to adjustments determined in the subjective judgment of the Compensation Committee or our board of directors to reflect the following factors:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s history of, or potential for, extraordinary performance;

•	comparison to our other executives having similar levels of expertise and experience, even if employed in different positions; and

•	uniqueness of industry skills, our relative need for an executive with those skills and the supply of individuals with the necessary skills.

Based on a compensation analysis completed by Radford in 2009 and an analysis of peer companies used in 2009, the Compensation Committee increased our target to the 75th percentile in order to maintain our ability to attract and retain qualified managers and employees. This new target will be phased in over a five year period beginning in fiscal 2011. Therefore, for fiscal 2011, the Compensation Committee targeted the 55th percentile of the Survey Data and Radford Analysis, subject to adjustments determined in the subjective judgment of the Compensation Committee or board of directors as listed above. In making compensation recommendations, the Compensation Committee considers the competitiveness of compensation both in terms of individual pay elements and the aggregate compensation package and may revise such targets in the future as market conditions warrant.

Performance Objectives

Our compensation program is comprised of three primary components: base salary, annual incentive compensation and equity-based awards as described below. Each component of the compensation of each of our Named Executive Officers takes into account our corporate performance and a subjective evaluation of each officer’s individual performance. We call this our Annual Performance Management Program. Annual performance objectives for the Company and each Named Executive Officer are determined and set forth in writing at the beginning of each fiscal year. Corporate objectives are proposed by management and approved by the Compensation Committee for recommendation to our full board of directors at the beginning of each fiscal year. These objectives target the achievement of specific research, clinical, regulatory, business development, and financial and operational milestones. The individual performance objectives for each Named Executive Officer (excluding our Chief Executive Officer) are proposed by each Named Executive Officer for their respective area(s) of responsibility and are reviewed and approved by our Chief Executive Officer. Individual performance objectives relate to contributions the Named Executive Officer is expected to make and corporate goals he/she is expected to achieve. The individual performance objectives for our Chief Executive Officer are the same as our corporate objectives with the additional objective of assuring the achievement of individual performance objectives of the other Named Executive Officers. The Compensation Committee believes that using a performance-based metric to determine all aspects of compensation of our Named Executive Officers is appropriate for a company at Pharmasset’s stage of development.

The corporate objectives are grouped and each group is weighted as part of the Compensation Committee’s recommendation to our board of directors. The individual performance objectives of the Named Executive Officers are designed to support the corporate objectives and to enable the Chief Executive Officer and the Compensation Committee to evaluate the performance of each Named Executive Officer.

During the last month of a completed fiscal year and the first month of the next fiscal year, our Chief Executive Officer, our human resources group and the Compensation Committee assess the achievement of our corporate objectives and the individual objectives of our Named Executive Officers (excluding our Chief Executive Officer) and evaluate the performance of each Named Executive Officer (excluding our Chief Executive Officer) for the completed fiscal year for the purpose of recommending eligibility for, and the level of, any salary increase, bonus compensation, and equity-based award(s). In the case of our Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee. Following the assessments, evaluations and the review of the Survey Data and any other comparison compensation data, the Compensation Committee makes recommendations to our board of directors regarding salary adjustments, annual incentive compensation, and equity-based award(s) for each our Named Executive Officers. Annual base salary increases and incentive compensation targets for fiscal year 2011 were effective the first day of the new fiscal year. At the conclusion of the performance and compensation review for fiscal 2010, the Compensation Committee believes that all Named Executive Officers are approximately at the 55th percentile, as represented by the Survey Data and the Radford Analysis, except for Dr. Berrey, who is at approximately the 25th percentile of Chief Medical Officers in such data, based solely on Dr. Berrey’s years of experience in the role of Chief Medical Officer.

2010 Performance

At the beginning of fiscal 2010, our corporate objectives were as follows:

•	progress clinical development of RG7128 and PSI-7977 (formerly PSI-7851);

•	commence clinical development of PSI-938 and progress preclinical development of PSI-661 (formerly PSI-879);

•	continue research efforts to identify new product candidates;

•	maintain an appropriate level of capitalization; and

•	progress potential strategic collaborations with third parties regarding commercial rights to product candidates or other intellectual property.

Key individual performance objectives for our Named Executive Officers for fiscal 2010 included:

Executive	Position	Key 2010 Individual Objectives
P. Schaefer Price	President and Chief Executive Officer	• Our corporate objectives are also the individual objectives of our Chief Executive Officer • Assure achievement of individual performance objectives of the other Named Executive Officers

Kurt Leutzinger	Chief Financial Officer	• Maintain appropriate levels of capital • Increase investor interest in Pharmasset • Document and maintain effective internal control over financial reporting

M. Michelle Berrey	Chief Medical Officer	• Progress, monitor, analyze, and report clinical data from PSI-7977 (formerly PSI-7851), PSI-938, and PSI-661 (formerly PSI-879) programs • Progress clinical studies of RG7128

Paul Lubetkin (1)	Former Executive Vice President, General Counsel, and Secretary	• Supervise, draft, and negotiate commercial, securities, and other agreements • Supervise litigation matters • Manage and develop compliance programs and plans

Michael J. Otto	Chief Scientific Officer	• Progress hepatitis C (HCV) research including investigational new drug (IND) plan and enabling studies, lead identification process, and initiating drug discovery efforts on novel target(s)

Michael D. Rogers	Chief Development Officer	• Manage progress of preclinical and clinical development of PSI-7977 (formerly PSI-7851), PSI-938, and PSI-661 (formerly PSI-879) programs

(1)	On November 15, 2010, Mr. Lubetkin departed from the Company.

In addition, the Named Executive Officers and the Company had other, more specific and less material, objectives in fiscal 2010. The majority of these objectives were designed to support the above-stated objectives.

In October 2010, after receiving input from Radford, our Chief Executive Officer and our human resources group, the Compensation Committee met to consider the overall compensation of our Named Executive Officers for fiscal year 2010 based on the achievement of corporate and individual objectives. The Compensation Committee made its recommendations to our board of directors for base salary, annual incentive compensation, and equity-based awards for our Named Executive Officers considering each individual’s actual performance as assessed by our Chief Executive Officer against the individual’s performance objectives, as well as our critical achievements of our corporate objectives for fiscal 2010 (set forth below).

In addition, our board of directors reviewed our corporate performance for fiscal 2010 and determined that we successfully achieved all our 2010 corporate performance objectives. Our critical achievements in 2010 included:

•	continuation of our hepatology clinical programs and steady execution against operational and performance goals in anti-hepatitis virus product candidates;

•	assisting F. Hoffmann-LaRoche Ltd. and Hoffmann- La Roche Inc. (collectively, Roche, our collaboration partner for RG7128) in progressing RG7128 into two Phase 2b studies (PROPEL and JUMP-C);

•	completion of Phase 2a study of PSI-7977 and advanced PSI-7977 into a 12-week Phase 2b study;

•	completion of PSI-938 Phase 1 studies;

•	advancement of PSI-661 into IND-enabling preclinical studies;

•	significant advancement of our research programs;

•	completion of two underwritten public offerings of common stock, raising total net proceeds of $133.9 million; and

•	maintenance of effective internal control over financial reporting.

Compensation Components

The components of our compensation program are as follows:

Base Salary

Base salaries are reviewed annually as part of our Annual Performance Management Program and increased for merit reasons based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If we identify significant market changes in our data analysis, we also realign base salaries with market levels for the same positions in companies of similar size to us represented in the compensation data we review. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

In setting the base salary for our Chief Executive Officer (for both fiscal 2010 and fiscal 2011), the Compensation Committee and our board of directors considered our overall success in meeting our corporate objectives for the respective fiscal year, internal feedback from our Chief Executive Officer’s direct reports, and the compensation of the chief executive officers of the Peer Companies (as reflected in the Survey Data and the

Radford Analysis). The Compensation Committee and our board of directors also considered our Chief Executive Officer’s number of years of experience and overall qualifications.

With respect to our Named Executive Officers other than our Chief Executive Officer, the Compensation Committee and our board of directors considered the following factors in setting each of their respective fiscal 2010 and fiscal 2011 base salaries:

•	the base salaries of similarly situated officers of the Peer Companies (as reflected in the Survey Data and the Radford Analysis);

•	each such Named Executive Officer’s number of years of experience and overall qualifications;

•	our success in meeting our corporate objectives for the most recently completed fiscal year; and

•	our Chief Executive Officer’s assessment of each such Named Executive Officer’s other than our Chief Executive Officer success in meeting his or her individual performance objectives.

The review of individual performance objectives has a substantial effect on the percentage increase (if any) awarded for base salary. The board’s decision to increase base salaries of each Named Executive Officer for fiscal 2011 was based, in part, on the Compensation Committee’s conclusion that each of our officers, including our Chief Executive Officer, met their fiscal year 2010 individual performance objectives. The relatively higher percentage increase in the base salaries of Mr. Price and Mr. Otto for 2011 reflects an adjustment to bring them to the 55th percentile, as represented by the Survey Data and the Radford Analysis.

In making its recommendations to our board with respect to the base salaries for fiscal 2010, the Compensation Committee determined in October 2009 that the Named Executive Officers, including our Chief Executive Officer, met their fiscal year 2009 individual performance objectives. The relatively higher percentage increase in the base salaries of Dr. Berrey and Mr. Leutzinger reflect (1) the Compensation Committee’s judgment that their 2009 individual performance met or exceeded expectations and (2) the input from Radford regarding salaries reported by our peer companies in 2009. In addition, Mr. Price’s fiscal 2009 base salary was increased to more closely approach the base salary of similarly-situated chief executive officers and our board of directors’ judgment of the overall performance of the Company and our Chief Executive Officer individually.

Name and Principal Position	Fiscal 2011 Base Salary	% Increase Over Fiscal 2010 Base Salary	Fiscal 2010 Base Salary	% Increase Over Fiscal 2009 Base Salary
P. Schaefer Price	$508,700	9.9%	$463,000	1.8%
President & Chief Executive Officer

Kurt Leutzinger	$320,000	3.2%	$310,000	10.7%
Chief Financial Officer

M. Michelle Berrey	$330,000	3.8%	$318,000	10.2%
Chief Medical Officer

Paul Lubetkin (1)	$284,371	—	$284,371	2.3%
Former Executive Vice President, General Counsel and Secretary

Michael J. Otto	$286,000	7.9%	$265,000	4.7%
Chief Scientific Officer

Michael D. Rogers	$292,500	4.5%	$280,000	3.7%
Chief Development Officer

(1)	On November 15, 2010, Mr. Lubetkin departed from the Company.

Annual Incentive Bonus Compensation

Our Annual Performance Management Program includes eligibility for annual incentive bonus compensation. Our board of directors has established annual incentive bonus compensation targets for different positions or ranks of employees within our organization, and has the discretion to adjust these targets. These targets are expressed as percentages of a particular Named Executive Officer’s base salary. In October 2009, the fiscal 2010 annual bonus compensation target percentages for each of our Named Executive Officers (excluding our Chief Executive Officer) were set at 35% and the fiscal 2010 annual bonus compensation target for our Chief Executive Officer was set at 50%. In conjunction with the Compensation Committee’s review of our overall compensation program and based on the Radford Analysis, the Compensation Committee recommended, and our board of directors approved, the fiscal 2011 annual bonus compensation target percentages for our Named Executive Officers (excluding our Chief Executive Officer) at 40% and the 2011 annual bonus compensation target for our Chief Executive Officer was set at 55%. The increased target bonus percentages will align Pharmasset more closely with our Peer Companies.

During October 2010, our board of directors awarded bonus compensation to all our Named Executive Officers for their performance during fiscal 2010, with the exception of Mr. Lubetkin. In addition, Mr. Price, Mr. Leutzinger, and Mr. Rogers were awarded annual bonus compensation in excess of their target levels to reward them for exceeding certain corporate and individual objectives during fiscal 2010, notably the completion of two Common Stock offerings, and the completion of the Phase 2a study of PSI-7977 and the single and multiple ascending dose studies of PSI-938 ahead of their originally scheduled timelines.

In connection with approving the fiscal 2011 target percentages, our board of directors also approved our fiscal 2011 corporate objectives and individual objectives. Key corporate objectives for fiscal 2011 include:

•	support Roche in the clinical development of RG7128;

•	progress clinical development of PSI-7977 and PSI-938;

•	commence clinical development of PSI-661;

•	continue research efforts to identify new product candidates;

•	maintain an appropriate level of capitalization; and

•	evaluate potential strategic collaborations with third parties regarding commercial rights to product candidates or other intellectual property.

Key individual performance objectives for our Named Executive Officers for fiscal 2011 include:

Executive	Position	Key 2011 Individual Objectives
P. Schaefer Price	President and CEO	• Our corporate objectives are also the individual objectives of our Chief Executive Officer • Assure achievement of individual performance objectives of the other Named Executive Officers

Kurt Leutzinger	Chief Financial Officer	• Maintain appropriate levels of capital • Increase investor interest in Pharmasset • Document and maintain effective internal control over financial reporting

M. Michelle Berrey	Chief Medical Officer	• Progress, monitor, analyze, and report clinical data from PSI-7977, PSI-938, and PSI-661 programs • Support Roche in the clinical development of RG7128

Michael J. Otto	Chief Scientific Officer

•      Support development projects by establishing HCV genotype sequencing and phenotyping capabilities and by completing chiral synthesis methods for PSI-7977 and PSI-661

•      Study interactions of nucleosides and their mutants

•      Progress HCV research by focusing new drug discovery efforts on novel HCV targets

Michael D. Rogers	Chief Development Officer	• Manage progress of preclinical and clinical development of PSI-7977, PSI-938, and PSI-661 programs

In addition, the Named Executive Officers and the Company have other, more specific and less material, objectives in fiscal 2011. The majority of these objectives were designed to support the above-stated objectives.

The level of achievement of the individual and corporate objectives described above inform the Compensation Committee’s recommendation and our board of directors’ determination regarding the payment of annual incentive bonus compensation, but is not entirely determinative. Whether or not the listed objectives are achieved, in accordance with our Annual Performance Management Program, the Compensation Committee and our board of directors may choose to adjust the annual incentive bonus compensation to be more or less than the target levels noted above based on its evaluation of our corporate performance and each Named Executive Officer’s individual performance. The Compensation Committee and our board of directors seek input from our Chief Executive Officer in evaluating individual executive’s performance (other than the performance of the Chief Executive Officer himself) for purposes of awarding annual incentive bonus compensation.

Other Incentive Compensation

In addition to our annual incentive bonus compensation described above, in particular circumstances, our board of directors may authorize cash sign-on incentive payments to new employees. Such payments are typically repayable in full to us if the employee voluntarily terminates employment with us within an agreed upon time period stated in the employee’s offer letter. Whether a sign-on incentive payment is paid, and the amount thereof, is determined on a case-by-case basis under the specific hiring circumstances.

Equity-Based Awards

We believe that long-term performance is achieved through a culture that encourages long-term participation by all of our employees through equity-based awards. Our 2007 Equity Incentive Plan, as amended

(our Revised 2007 Plan) allows for the grant of stock options, restricted stock, and other equity-based awards to all of our employees (including our Named Executive Officers). Our board of directors authorizes initial grants of stock options, as well as annual grants of stock options to our Named Executive Officers. We have chosen to grant stock options to our Named Executive Officers because we believe stock options effectively align the interests of our Named Executive Officers with those of our stockholders, and may also serve as an effective retention tool. We have reviewed other types of equity-based awards, such as restricted stock awards, and have decided not to grant such types of awards to our Named Executive Officers at this time. However, we may choose to grant other types of equity-based awards to our Named Executive Officers in the future.

Initial stock option awards. Executives and other employees who join us are typically awarded initial stock option grants upon or shortly following their hire. These grants have an exercise price equal to the fair market value of our Common Stock on the grant date and, in general, have a four-year vesting schedule of 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter for the following three years. The size of the initial stock option award is determined based on the employee’s position with us and analysis of the compensation survey data we utilize.

Annual stock option awards. For the reasons stated above, our practice is to make annual stock option awards a part of our overall Annual Performance Management Program. The annual aggregate value of these awards is set in an amount sufficient to place the Named Executive Officer group as a whole at or near our targeted percentage relative to the Survey Data (55% for fiscal 2011), subject to adjustments to reflect the individual’s background, experience, and job performance.

As part of the year-end compensation review process, our Chief Executive Officer recommends to the Compensation Committee the grant of certain stock option awards to our Named Executive Officers (other than to himself). The Compensation Committee then reviews such recommended grants and makes its own recommendation regarding such grants to our board, which reviews and, if appropriate, approves the grants to our Named Executive Officers. Similar to the annual bonus compensation described above, the amount of stock option grants recommended for the Named Executive Officers (other than our Chief Executive Officer) by our Chief Executive Officer are based upon a review of stock option compensation survey data and the Chief Executive Officer’s evaluation of our corporate performance and each Named Executive Officer’s individual performance during the most recently completed fiscal year. The stock option grants recommended by our Chief Executive Officer for our Named Executive Officers are reviewed by our Compensation Committee and submitted to the board for their approval. With regard to the annual grant of stock options to our Chief Executive Officer, our human resources group collects comparable company data and provides it to the Compensation Committee, who uses such data and certain other compensation survey data to recommend an annual stock option grant for our Chief Executive Officer (which must be approved by our board of directors).

As part of the fiscal 2010 Annual Performance Management Program, our board of directors reviewed and ratified stock option grants to our Named Executive Officers that were recommended by our Chief Executive Officer and Compensation Committee based on their review of the performance of each Named Executive Officer. See “Grant of Plan-Based Awards 2010” later in this section.

Termination Based Compensation

As a general matter, our board of directors believes that reasonable change in control protection is necessary for our Named Executive Officers in order for us to recruit and retain qualified executives. In setting the terms of any termination based compensation (whether as part of a broader employment agreement or a stand alone change of control severance agreement), the Compensation Committee recognizes that our Named Executive Officers will likely face challenges securing new employment following involuntary termination. Further, in cases of a change in control, the Compensation Committee believes such severance arrangements minimize operational disruption due to potential departures and help ensure smooth transition of the Named Executive Officer’s responsibilities and enable management to more objectively evaluate the merits of any proposed transaction. Therefore, upon involuntary termination of employment after a change in control, our Named Executive Officers are entitled to receive severance payments under either their employment agreement or change of control severance agreement.

In the judgment of our board of directors, the severance packages of our Named Executive Officers are generally in line with severance packages offered to similar executive officers of companies of similar size to us as represented in the publicly available compensation data. This conclusion is based on, among other things, the Radford Analysis. Please see the section below entitled “Potential Payments upon Termination or Change of Control” for further discussion of such severance packages.

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Pharmasset, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on our review and discussions, we recommend to the board of directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Robert F. Williamson III, Chair
Elliot F. Hahn, Ph.D.
Michael K. Inouye

SUMMARY COMPENSATION TABLE 2010

The following table shows the total compensation accrued for fiscal 2010, 2009, and 2008 for our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Grant Date Fair Value of Option Awards (2)	All Other Compensation (5)	Total
P. Schaefer Price	2010	$463,000	$260,000	$663,650	$5,228	$1,391,878
President and Chief Executive Officer	2009	$455,000	$170,000	$308,043	$5,228	$938,271
	2008	$365,000	$135,000	$748,771	$4,978	$1,167,015

Kurt Leutzinger	2010	$310,000	$116,250	$331,825	$6,043	$764,118
Chief Financial Officer	2009	$280,125	$84,038	$102,681	$5,970	$472,814
	2008	$270,000	$70,000	$249,590	$5,638	$493,684

M. Michelle Berrey	2010	$318,000	$95,400	$331,825	$5,075	$750,300
Chief Medical Officer	2009	$288,500	$108,188	$154,022	$5,065	$555,774
	2008	$276,000	$150,000	$201,283	$4,963	$324,832

Paul Lubetkin (3)	2010	$284,371	$—	$243,334	$6,182	$533,887
Former Executive Vice President, General Counsel and Secretary	2009	$261,590	$50,967	$540,570	$5,838	$858,965

Michael J. Otto	2010	$265,000	$92,750	$265,460	$6,457	$629,667
Chief Scientific Officer	2009	$253,000	$75,900	$154,022	$6,386	$489,307
	2008	$242,000	$90,000	$161,026	$12,728	$384,358

Michael D. Rogers (4)	2010	$280,000	$119,000	$265,460	$5,952	$670,412
Chief Development Officer	2009	$270,000	$81,000	$—	$5,913	$356,913
	2008	$247,500	$36,000	$608,138	$4,763	$896,401

(1)	The amounts in this column, other than the amount paid to Ms. Berrey, Mr. Lubetkin and Mr. Rogers, represent annual incentive compensation awarded to each executive with respect to the executive’s performance during fiscal 2010, 2009, or 2008 as determined in the discretion of the Compensation Committee and our board of directors. During fiscal 2009, the amount paid to Mr. Lubetkin represents annual incentive compensation of $25,967 and a sign-on incentive payment of $25,000. During fiscal 2008, in addition to annual incentive compensation of $100,000, the amount paid to Ms. Berrey represents $50,000 for achieving certain patient enrollment levels in one of our clinical trials during fiscal 2008. The amount paid to Mr. Rogers during fiscal 2008 represents a sign-on incentive payment of $36,000.
(2)	The amounts in this column represent the entire grant date fair value for the aggregate number of options granted to each Named Executive Officer during 2010, 2009 or 2008, as the case may be. There can be no assurance that these amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 7 to our audited financial statements for fiscal 2010, included in our 2010 Form 10-K.
(3)	On November 15, 2010, Mr. Lubetkin departed from the Company. In connection with his departure, the Company entered into a Separation Agreement and General Release with Mr. Lubetkin (the Separation Agreement), pursuant to which the Company agreed to pay Mr. Lubetkin nine months severance pay in a single lump sum cash payment of $213,278, less applicable deductions and withholdings. In addition, the Company agreed to pay the premiums for continued health care coverage for Mr. Lubetkin and his eligible dependants for the first nine months of the COBRA period. The Company also agreed to extend, for an additional nine months, the period within which Mr. Lubetkin may exercise the stock options previously granted to him which were fully vested as of November 15, 2010. In consideration of the severance benefits provided by the Company under the Separation Agreement, Mr. Lubetkin provided the Company a general release of all claims he may have against the Company. Mr. Lubetkin began working for us on October 23, 2008. Mr. Lubetkin’s annual fiscal 2009 salary as of his hire date was $278,000.

(4)	Mr. Rogers began working for us on November 1, 2007. Mr. Rogers’ annual fiscal 2008 salary as of his hire date was $270,000.
(5)	The amounts in this column for fiscal 2010 represent the following:

Name and Principal Position	Company 401(k) Contribution (a)	Group Term Insurance Premium Cost	Long Term Disability Premium Cost	Total
P. Schaefer Price	$3,500	$450	$1,278	$5,228
President & Chief Executive Officer

Kurt Leutzinger	$3,500	$1,265	$1,278	$6,043
Chief Financial Officer

M. Michelle Berrey	$3,500	$297	$1,278	$5,075
Chief Medical Officer

Paul Lubetkin	$3,214	$1,690	$1,278	$6,182
Former Executive Vice President, General Counsel and Secretary

Michael J. Otto	$3,500	$1,679	$1,278	$6,457
Chief Scientific Officer

Michael D. Rogers	$3,500	$1,174	$1,278	$5,952
Chief Development Officer

(a)	Our 401(k) plan has a maximum company annual matching contribution of $3,500.

GRANTS OF PLAN-BASED AWARDS 2010

The following table sets forth information regarding each grant of an award made to each Named Executive Officer during fiscal 2010 under any plan, contract, authorization, or arrangement pursuant to which cash, securities, similar instruments, or other property may be received.

Name and Principal Position	Grant Date	Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
P. Schaefer Price	10/14/2009	50,000	$21.65	$663,650
President & Chief Executive Officer

Kurt Leutzinger	10/14/2009	25,000	$21.65	$331,825
Chief Financial Officer

M. Michelle Berrey	10/14/2009	25,000	$21.65	$331,825
Chief Medical Officer

Paul Lubetkin	10/14/2009	18,333	$21.65	$243,334
Former Executive Vice President, General Counsel and Secretary

Michael J. Otto	10/14/2009	20,000	$21.65	$265,460
Chief Scientific Officer

Michael D. Rogers	10/14/2009	20,000	$21.65	$265,460
Chief Development Officer

(1)	The amounts shown in this column reflect stock options granted to our Named Executive Officers pursuant to our Revised 2007 Plan. These options have a vesting schedule of 25% on the first anniversary of the date of grant and an additional 6.25% at the end of each three-month period thereafter for the following three years.
(2)	The amounts reported in this column represent the entire grant date fair value for the aggregate number of options granted to each Named Executive Officer. There can be no assurance that these amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 7 to our audited financial statements for fiscal 2010, included in our 2010 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

The following table sets forth information concerning stock options held on September 30, 2010, the last day of our 2010 fiscal year, for each Named Executive Officer.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
P. Schaefer Price	285,957	—	$3.00	8/10/14	(1)
President & Chief Executive Officer	34,375	—	$3.87	5/24/16	(2)
	75,000	5,000	$4.02	11/7/16	(1)
	66,666	—	$9.00	5/2/17	(3)
	63,938	29,062	$13.67	10/10/17	(1)
	13,125	16,875	$18.60	10/29/18	(1)
	—	50,000	$21.65	10/14/19	(1)

Kurt Leutzinger	62,500	—	$3.00	01/17/15	(1)
Chief Financial Officer	34,250	—	$3.87	5/24/16	(4)
	23,906	1,594	$4.02	11/7/16	(1)
	21,313	9,687	$13.67	10/10/17	(1)
	4,375	5,625	$18.60	10/29/18	(1)
	—	25,000	$21.65	10/14/19	(1)

M. Michelle Berrey	49,108	10,417	$4.20	1/16/17	(1)
Chief Medical Officer	17,188	7,812	$13.67	10/10/17	(1)
	6,563	8,437	$18.60	10/29/18	(1)
	—	25,000	$21.65	10/14/19	(1)

Paul Lubetkin	21,875	28,125	$19.81	10/23/18	(1)
Former Executive Vice President, General Counsel and Secretary	—	18,333	$21.65	10/14/19	(1)

Michael J. Otto	11,561	1,250	$4.02	11/7/16	(1)
Chief Scientific Officer	13,750	6,250	$13.67	10/10/17	(1)
	6,563	8,437	$18.60	10/29/18	(1)
	—	20,000	$21.65	10/14/19	(1)

Michael D. Rogers	32,813	23,437	$13.88	11/1/17	(1)
Chief Development Officer	—	20,000	$21.65	10/14/19	(1)

(1)	These options vest as to 25% on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter for the following three years.
(2)	These options vested as to 25% of the shares on August 10, 2006 and as to an additional 6.25% at the end of each three-month period thereafter for the following three years.
(3)	All of these options vested immediately and were exercisable on the date of grant.
(4)	These options vested as to 25% on January 17, 2007 and as to an additional 6.25% at the end of each three-month period thereafter for the following three years.

OPTION EXERCISES 2010

The following table sets forth information concerning stock options exercised during fiscal 2010 for each of the Named Executive Officers.

Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized On Exercise (1)
P. Schaefer Price	—	$—
President & Chief Executive Officer

Kurt Leutzinger	—	$—
Chief Financial Officer

M. Michelle Berrey	—	$—
Chief Medical Officer

Paul Lubetkin	—	$—
Former Executive Vice President, General Counsel and Secretary

Michael J. Otto	7,189	$157,295
Chief Scientific Officer

Michael D. Rogers	—	$—
Chief Development Officer

(1)	Calculated by multiplying the number of shares times the difference between the closing price of our Common Stock on the date of exercise and the exercise price.

Potential Payments upon Termination or Change in Control

The following is a review of the payments and benefits that would be due to each of our Named Executive Officers upon the termination of his or her employment with us. The amounts in the tables below assume that each termination was effective as of September 30, 2010 and are merely illustrative of the impact of a hypothetical termination of employment (and, if applicable, a hypothetical change in control). The amounts to be payable upon an actual termination of employment can only be determined at the time of such termination based on the facts and circumstances then prevailing.

Chief Executive Officer

Under the terms of an Employment Agreement between us and Mr. Price dated June 15, 2004 (Price Agreement), if we terminate Mr. Price’s employment due to his inability to perform the essential functions of his position by reason of physical or mental disability for a period of 90 consecutive calendar days, Mr. Price will receive the severance benefits described later in this Section.

In addition, under the terms of the Price Agreement, if we terminate Mr. Price without cause or he resigns with good reason (as defined below) within 18 months following a change of control (as defined below), then we or our successor-in-interest must (i) accelerate the vesting of all Mr. Price’s stock options, (ii) pay Mr. Price a lump-sum severance payment equal to one and a half times his then current annual base salary, plus the amount of benefits that would otherwise be payable to Mr. Price prior to Mr. Price’s termination and (iii) provide Mr. Price with salary, bonus and benefits continuation for one year following such termination (at the levels of each in effect immediately prior to termination). If we terminate Mr. Price’s employment without cause prior to a change of control or more than 18 months following a change of control, then we or our successor-in-interest must (i) accelerate the vesting of Mr. Price’s stock options which would have vested during the 12 months following the date of termination and (ii) provide Mr. Price with salary, bonus and benefits continuation for one year following such termination (at the levels of each in effect immediately prior to termination).

For purposes of the Price Agreement:

•

“cause” means (i) acts amounting to gross negligence or moral turpitude which are detrimental to us, (ii) fraud or embezzlement of funds or property, (iii) conviction of or pleading guilty to a felony not involving traffic or administrative sanctions, (iv) failure to observe or perform any material covenant, condition, or provision of the Price Agreement or our written policies and, when such failure is capable of remedy, such failure is not remedied within five business days after notice of such failure by us, or (v) performance of substantial and continued business services for any other person or entity without the prior written consent of the Chairman of our board of directors;

•

“change of control” means (i) a transaction, including a merger or other reorganization of us or acquisition of our shares, if following such transaction, the holders of our voting stock own less than 50% of the voting stock of the purchaser or surviving entity or (ii) a sale of substantially all of our assets; and

•

“good reason” means a reduction in Mr. Price’s overall level of responsibility, requiring him to report to anyone other than our board of directors, or the elimination of any of his current principal duties.

Under the terms of the Price Agreement, Mr. Price is prohibited, during the term of his employment with us and for a period of 18 months thereafter, from directly or indirectly (i) soliciting our employees or (ii) engaging in a business that is competitive with us in North America, Latin America, or South America, in each case without our consent. If Mr. Price violates these provisions, he shall not be entitled to any of the severance benefits described above (to the extent they have not already been paid, if such violation occurs following termination).

The following table sets forth potential termination and change-in-control payments pursuant to the Price Agreement assuming Mr. Price was terminated effective September 30, 2010. Actual amounts to be paid out in the event of Mr. Price’s actual termination can only be determined at the time of Mr. Price’s actual termination.

Name and Principal Position	Termination Without Cause Prior To A Change-In- Control or 18 Months After A Change- In- Control	Termination Without Cause or Resignation With Good Reason Within 18 Months Following A Change-In- Control
P. Schaefer Price
Chief Executive Officer
Severance Package (1)	$—	$694,500
Salary, Bonus and Benefits Continuation (2)	719,003	719,003
Market Value of Stock Vesting (3)	—	1,158,834
Market Value of Stock Vesting (4)	746,035	—

	$1,465,038	$2,572,337

(1)	Represents a lump-sum payment equal to one and a half times Mr. Price’s current annual base salary.
(2)	Represents salary, bonus, and benefits (primarily health, dental, and vision insurance payments and a matching contribution under our tax-qualified 401(k) plan) continuation for one year following termination.
(3)	Represents the acceleration of vesting of all of Mr. Price’s otherwise unvested stock options as of September 30, 2010. The value shown is equal to the shares multiplied by the difference between the then current stock price and the exercise price of the options. The value of our Common Stock on September 30, 2010 was $29.45.

(4)	Represents the acceleration of vesting of Mr. Price’s unvested stock options which would have vested in the 12 month period following September 30, 2010. The value shown is equal to the shares multiplied by the difference between the then current stock price and the exercise price of the options.

Named Executive Officers other than our Chief Executive Officer

We have entered into change of control severance agreements with each of our Named Executive Officers other than our Chief Executive Officer (Change of Control Agreements). Each Change of Control Agreement has substantively similar terms and provides each of our Named Executive Officers (other than our Chief Executive Officer) with certain severance benefits and accelerated stock option vesting upon involuntary termination of employment within 18 months after a change of control. For the purpose of the Change of Control Agreements, “change of control” means (i) the consummation of a merger or consolidation with any other corporation or other entity that results in a greater than 50% change of the total voting power represented by the voting securities of the Company or surviving entity; (ii) the approval by our stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets; or (iii) any person or persons becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities.

Under the terms of their Change of Control Agreements, our Named Executive Officers (other than our Chief Executive Officer) are all entitled to the following benefits: (i) a lump-sum payment equal to 12 months of his or her then current base salary within 30 days of his or her involuntary termination; (ii) an acceleration of the vesting of all outstanding stock options immediately prior to the Change of Control; (iii) a two-year period following his or her termination during which he or she may exercise all vested stock options and (iv) a continuation of the same level of health coverage and benefits until the earliest of (x) the date he or she is no longer eligible to receive COBRA benefits, (y) 12 months from the date of termination and (z) the date he or she receives similar benefits from a new employer.

The following table quantifies the potential payments and benefits under the Change of Control Agreements to which each of our Named Executive Officers during fiscal 2010 other than our Chief Executive Officer would be entitled if the officer was involuntary terminated following a change in control. The amounts shown assume that the termination was effective as of September 30, 2010. The actual amounts paid out can only be determined at the time of such named executive officer’s actual involuntary termination.

Name and Principal Position	Salary and Benefits (1)	Market Value of Stock Vesting (2)	Total
Kurt Leutzinger	$321,941	$449,413	$771,354
Chief Financial Officer

M. Michelle Berrey	$327,942	$672,822	$1,000,764
Chief Medical Officer

Paul Lubetkin (3)	$296,312	$414,122	$710,434
Former Executive Vice President, General Counsel, and Secretary

Michael J. Otto	$276,941	$377,949	$654,890
Chief Scientific Officer

Michael D. Rogers	$280,000	$520,906	$800,906
Chief Development Officer

(1)	Represents salary and benefits (health, dental, and vision insurance costs) continuation for one year following involuntary termination.

(2)	Represents the acceleration of vesting of all of such Named Executive Officer’s otherwise unvested stock options as of September 30, 2010. The value shown is equal to the shares multiplied by the difference between the then current stock price and the exercise price of the options. The value of our Common Stock on September 30, 2010 was $29.45.
(3)	Mr. Lubetkin’s employment was terminated effective November 15, 2010. Pursuant to a Separation Agreement entered into with Mr. Lubetkin, we agreed to (i) pay Mr. Lubetkin nine months severance pay in a lump sum cash payment of $214,278, less applicable deductions and withholdings, (ii) pay the premium for continued health care coverage for Mr. Lubetkin and his eligible dependents for the first nine months of the COBRA period and (iii) extend, for an additional nine months, the period within which Mr. Lubetkin may exercise the stock options previously granted to him which were fully vested as of November 15, 2010.

Proposal 3—Approval of Amendments to our Revised 2007 Plan

At the Annual Meeting, a proposal will be presented to our stockholders to approve two amendments to our Revised 2007 Plan as follows:

1.	Increase by 2,000,000 shares the number of shares of Common Stock authorized under the Revised 2007 Plan, and

2.	Implement fungible share counting in order to improve the flexibility with respect to the mix of award types going forward. We believe that this amendment to our Revised 2007 Plan reflects our commitment to best practices and effective management of equity compensation.

Under fungible share counting, the shares authorized for issuance under the Revised 2007 Plan will be reduced by one share for each stock option and stock appreciation right (SAR) award granted under the Revised 2007 Plan and by 1.60 shares for all other types of stock-based awards, including restricted stock, performance shares, or other similar types of stock awards granted or issued under the Revised 2007 Plan. Likewise, each award that is credited back to the Revised 2007 Plan (under circumstances allowable by the existing rules of the Revised 2007 Plan – See Share Recycling below) will increase the pool of available shares by one share if the share had been subject to a stock option or SAR award, and by 1.60 shares for all other types of stock-based awards as described above.

3.	With regard to prohibiting repricing of a stock option or a Stock Appreciation Right (SAR) without approval of our stockholders, we have added terms to the Revised 2007 Plan that state that a “reprice” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange is permitted by another provision of this Plan. For this purpose, “exercise price” means (i) with respect to an Option, its Option Price, and (ii) with respect to an SAR, the Fair Market Value of the Shares covered by the SAR on its Grant Date.

4.	To clarify certain terms included in our Revised 2007 Plan and to align them with best practices and the interests of our stockholders, we are proposing the following additional terms to our Revised 2007 Plan:

a.	With regard to accepting shares as a form of payment when exercising a stock option, we have added terms to the Revised 2007 Plan that state that any such shares received by us shall not become available for issuance under the Revised 2007 Plan.

b.	With regard to accepting shares to pay for required tax withholding resulting from exercising a stock option, we have added terms to the Revised 2007 Plan that state that such shares shall not become available for issuance under the Revised 2007 Plan.

c.	With regard to exercising SARs, we have added terms to the Revised 2007 Plan that state that when a stock settled SAR is exercised, the Shares subject to an SAR Award Agreement shall be counted against the Shares available for issuance as one (1) Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. Shares reserved for issuance upon grant of an SAR, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SAR, shall not become available for issuance under this Plan.

An incidental effect of stockholder approval of the amendments to the Revised 2007 Plan will be (a) to extend the term of the Revised 2007 Plan (including the period during which incentive stock options may be granted) to the tenth anniversary of the date of such stockholder approval and (b) to reaffirm the performance conditions described below for purposes of Section 162(m) of the Code until the first stockholder meeting that occurs in

2016. The material features of the Revised 2007 Plan are described below. A copy of the Revised 2007 Plan, as amended, is attached to this Proxy Statement.

Summary of Revised 2007 Plan

Shares Available for Issuance. Our 1998 Stock Plan, as amended (the 1998 Plan), was originally adopted by our board of directors in 1998 and subsequently amended in 2000, 2004, and 2006. A maximum of 3,517,015 shares of our Common Stock were authorized for issuance under the 1998 Plan. The purpose of the 1998 Plan was to provide an incentive to officers, directors, employees, independent contractors, and other persons who provided significant services to us. Upon the closing of our initial public offering on May 2, 2007, we adopted the 2007 Plan. Following the adoption of the 2007 Plan, no additional awards were issued under the 1998 Plan and the shares remaining available for future grant under the 1998 Plan were transferred to the 2007 Plan. Thus, at the time of its adoption, 1,317,190 shares were available for issuance under the 2007 Plan. The 2007 Plan was revised and amended in 2009 and thereafter has been referred to as the Revised 2007 Plan.

As noted immediately after this “Summary of Revised 2007 Plan” section,, as of September 30, 2010, 711,363 shares of our Common Stock remained available for future grants of stock options, restricted stock and similar types of stock awards under the Revised 2007 Plan. This Proposal would increase the shares available by 2,000,000. As of January 26, 2011, 2,000,000 shares represented 5.48% of the outstanding shares of our Common Stock. As of January 26, 2011, of the 5,683,396 shares previously authorized for grant under the Revised 2007 Plan, 2,247,854 shares have been issued pursuant to stock option exercises and 66,666 shares of restricted stock have been issued. Of the remaining 3,369,542 shares available for issuance under the Revised 2007 Plan as of January 26, 2011, options to purchase 3,159,716 shares of Common Stock were outstanding and 209,826 shares remained available for future grants.

Fungible Share Accounting. Under fungible share counting, the shares authorized for issuance under the Revised 2007 Plan will be reduced by one share for each stock option and SAR awarded under the Revised 2007 Plan and by 1.60 shares for all other types of stock-based awards, including restricted stock, performance shares, or other similar types of stock awards granted or issued under the Revised 2007 Plan. Likewise, each award that is credited back to the Revised 2007 Plan (under circumstances allowable by the existing rules of the Revised 2007 Plan – See Share Recycling below) by one share if the share had been for a stock option or SAR award and by 1.60 shares for all other types of stock-based awards as described above.

Share Recycling. Shares subject to awards under either the 1998 Plan or the Revised 2007 Plan that expire or are forfeited, cancelled, or otherwise terminated without having been exercised will again become available for grant under the Revised 2007 Plan. Similarly, shares awarded under the 1998 Plan or Revised 2007 Plan that are forfeited or repurchased at their original purchase price or less will again become available for grant under the Revised 2007 Plan.

Adjustments. In the event of any stock split, reverse stock split, recapitalization, combination, or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend, or similar change to our capital structure (not including a fundamental transaction or change in control, as described below), our board of directors shall make appropriate equitable adjustments in order to preserve the value of outstanding and future awards under the Revised 2007 Plan, including adjustments to:

•	the number and type of awards that may be granted under the Revised 2007 Plan;

•	the number and type of options that may be granted to any individual under the Revised 2007 Plan;

•	the terms of any SAR;

•	the purchase price and number and class of securities issuable under each outstanding stock award;

•	the exercise price and number and class of securities issuable under each outstanding option; and

•	the repurchase price of any securities substituted for award shares that are subject to repurchase rights.

Award Limitations. No employee may be granted options or stock appreciation rights in any fiscal year under the Revised 2007 Plan to purchase or be issued more than 1,000,000 shares of our Common Stock (subject to adjustment in the event of a stock split or similar corporate event) or to receive compensation calculated with respect to more than that number of shares under SARs. In addition, the maximum annual value of stock awards or cash awards to any individual that are intended to constitute qualified performance based compensation under Section 162(m) of the Internal Revenue Code (the Code) may not exceed $3,000,000.

Administration. The Revised 2007 Plan is administered by our board of directors which has delegated such responsibility to the Compensation Committee. The Compensation Committee may further delegate its responsibilities to one of our officers, provided that grants to executives or directors may be made only upon the authorization of our board or Compensation Committee. The Compensation Committee or other designated person or committee responsible for administering the Revised 2007 Plan is known as the administrator.

Eligibility. Awards under the Revised 2007 Plan may be granted to our employees, directors, and consultants. Incentive stock options may be granted only to our employees. The administrator determines which individuals are granted awards under the Revised 2007 Plan.

Termination of Employment. Generally, if an awardee’s service to us terminates other than by reason of death or disability, vested options or stock appreciation rights will remain exercisable for a period of 90 days following the termination of the awardee’s service, or if earlier, until the expiration of the term of the award. Unless otherwise provided for by the administrator, if an awardee dies or becomes disabled while an employee, consultant, or director, all of awardee’s vested options or stock appreciation rights will be exercisable for one year following the awardee’s death or disability or, if earlier, the expiration of the term of the option or stock appreciation right.

Nontransferability of Awards. Unless otherwise determined by the administrator, awards granted under the Revised 2007 Plan are not transferable other than pursuant to a will, the laws of descent and distribution, a domestic relations order, or to a designated beneficiary upon death and may be exercised, purchased, or settled during the awardee’s lifetime only by the awardee.

Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant or 110% in the case of a ten percent stockholder (as defined in the Revised 2007 Plan). The exercise price of a nonstatutory stock option or stock appreciation right may not be less than fair market value of our Common Stock on the date of grant. The fair market value of our Common Stock will generally be the closing sales price as quoted on the Global Market of NASDAQ on the date of grant.

Repricing. We may not re-price, replace, or re-grant stock options or stock appreciation rights granted under the Revised 2007 Plan without stockholder approval. For this purpose, a “reprice” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange is permitted by another provision of this Plan. For this purpose, “exercise price” means (i) with respect to an Option, its Option Price, and (ii) with respect to an SAR, the Fair Market Value of the Shares covered by the SAR on its Grant Date.

Exercise of Option; Form of Consideration. The administrator determines when options vest and become exercisable. The means of payment for shares issued on exercise of an option are specified in each option agreement. The Revised 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our Common Stock (with some restrictions), broker-assisted same-day sales, cancellation of any debt owed by us or any of our affiliates to the optionholder by withholding of shares otherwise deliverable upon exercise or by other means of consideration permitted by applicable law and the administrator.

Term of Options. The term of an option may be no more than 10 years from the date of grant. No option may be exercised after the expiration of its term. An incentive stock option granted to a greater than 10% stockholder may not have a term of more than five years.

Stock Awards. Stock awards may be in the form of restricted stock, deferred stock, restricted stock units, performance shares, phantom stock, stock appreciation rights, or other similar stock awards (including awards that do not require the participant to pay any amount to receive the shares). Restricted stock grants are awards of a specific number of shares of our Common Stock. Restricted stock units represent a promise to deliver shares of our Common Stock at a future date. Phantom stock is a promise to pay an amount of cash or property equal to the value of the underlying shares at a future date. Deferred stock is a grant of shares of our Common Stock that are distributed in the future upon satisfaction of certain conditions. Performance shares are rights to receive amounts, denominated in cash or shares of our Common Stock, based upon our or a participant’s performance during the period between the date of grant and a pre-established future date. Stock appreciation rights are rights to receive cash and/or shares of our Common Stock based on the amount by which the fair market value of a specific number of shares on the exercise date exceeds the fair market value of the shares on the grant date.

Each stock award is evidenced by a stock award agreement between us and the participant. The Revised 2007 Plan allows the administrator broad discretion to determine the terms of individual stock awards including the number of shares subject to a stock award; the purchase price of the shares, if any, and the means of payment for the shares; the performance criteria; the terms, conditions, and restrictions on the grant, issuance, vesting, and forfeiture of the shares subject to the stock award; and the restrictions on the transferability of the stock award.

Cash Awards. Cash awards may be granted either alone, in addition to, or in tandem with other awards granted under the Revised 2007 Plan. The grant or vesting of cash awards granted under the Revised 2007 Plan may be made contingent on the achievement of performance conditions and have other conditions and restrictions in the cash award agreement.

Objectively Determinable Performance Conditions. Stock or cash awards under the Revised 2007 Plan that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code shall include specific performance goals (i) that are established (A) at the time an award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates or (2) before the lapse of 25% of the period of service to which it relates, (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Measures that may be used in objectively determinable performance conditions are: net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators, and efficiency measures, each with respect to us and/or an affiliate or individual business unit.

The adoption, disclosure, and approval of the foregoing performance criteria are intended to enable the issuance of awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code. The performance criteria must be reaffirmed, or new performance criteria must be approved, by our stockholders every five years in order for awards made to constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.

Minimum Vesting Periods. Nonperformance-based awards under the Revised 2007 Plan (other than annual director grants) will have a minimum vesting period of three years and performance-based awards of stock, options, or cash will have a minimum vesting period of one year. Notwithstanding the foregoing, the vesting of any award may be accelerated by the terms of the award, by action of our board or the Compensation Committee, upon (i) a Fundamental Transaction (as defined below) or change of control transaction (see “Fundamental Transactions and Change in Control,” below), (ii) a dissolution or liquidation of the company, (iii) the awardee’s termination due to death, disability or retirement or (iv) upon the occurrence of any substantially similar event or transaction. In addition, in the event of an awardee’s involuntary termination (as defined in the Revised 2007 Plan), an award may remain outstanding and the vesting of that award may be continued in accordance with the original vesting schedule, as though the awardee has remained employed.

Fundamental Transactions and Change in Control. The Revised 2007 Plan provides that in the event of a fundamental transaction, which is defined as (i) our merger or consolidation with or into another corporation, (ii) a sale of substantially all of our assets or (iii) the acquisition, sale, or transfer of more than 50% of our outstanding shares by tender offer or similar transaction, or another change in control transaction, the successor entity may assume, convert or replace all outstanding awards or substitute all outstanding awards for equivalent awards or provide similar consideration as was provided to stockholders in connection with that transaction. If the successor entity does not assume or substitute all outstanding awards, the vesting of awards that will not be assumed or substituted will accelerate so that those awards may be exercised before the closing of the transaction and, to the extent not exercised, will then terminate. If a successor assumes or substitutes awards and a participant is involuntarily terminated within 18 months following the Fundamental Transaction or change in control transaction, the terminated participant will be credited with 12 months of additional service credit for purposes of determining the vested status of his or her awards on the date of termination.

Amendment and Termination. Our board of directors may amend, suspend, or terminate the Revised 2007 Plan at any time. However, we will solicit stockholder approval for any amendment to the Revised 2007 Plan to the extent necessary to comply with applicable laws or NASDAQ listing requirements. Generally, no action by our board of directors or stockholders may alter or impair any award previously granted under the Revised 2007 Plan without the written consent of the awardee. The Revised 2007 Plan will terminate ten years after the latest date on which our stockholders approve the Revised 2007 Plan unless it is extended or terminated earlier pursuant to its terms.

Grants to Directors. Our non-employee directors receive grants of stock options upon their initial election to our board as well as on the date of each annual stockholders meeting. These practices are more fully described below in the section entitled “Compensation of Directors; Grants of Stock Options.” Unvested options held by our non-employee directors shall vest in full immediately prior to the occurrence of any Fundamental Transaction or change in control.

Withholding Taxes. As a condition to the grant or exercise of an award, we may require a participant to pay the amount necessary to cover any withholding taxes that arise in connection with the award. We may permit these obligations to be satisfied by delivering to the participant a lesser number of shares of common stock.

Federal Income Tax Consequences of Incentive Stock Options. Participants do not recognize income at the time an incentive stock option is granted. Participants also do not recognize income when they exercise their incentive stock options. However, the amount by which the fair market value of the common stock issued upon exercise of an incentive stock option exceeds the exercise price paid constitutes a tax preference item that may have alternative minimum tax consequences for the participant.

The tax consequences that arise when shares of common stock that were acquired upon exercise of an incentive stock option are sold depend on how long the shares were held. If the sale occurs more than one year after the date the shares were acquired and more than two years after the date the incentive stock option was granted, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price of the shares and the exercise price. If the participant has not held the shares for the required holding periods, the participant will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and applicable regulations.

No federal income tax deduction is allowed to us upon the grant or exercise of an incentive stock option. If shares of common stock acquired upon exercise of an incentive stock option are sold before the holding periods described above are satisfied and the participant recognizes ordinary income, we will generally be entitled to a federal income tax deduction in the amount of such ordinary income.

Federal Income Tax Consequences of Nonqualified Stock Options. Holders of nonqualified options do not recognize income on the time the option is granted. Upon exercise of a nonqualified option, the participant will recognize ordinary compensation income equal to the amount by which the fair market value, as of the exercise date of the stock option, of the shares of common stock the participant receives upon exercise exceeds the exercise price paid. The participant’s tax basis in the shares of common stock received upon exercise will equal the exercise price paid plus the amount includible in the participant’s gross income (in effect, these amounts add up to the fair market value of the shares of common stock on the date of exercise).

If a participant disposes of any shares of common stock received upon the exercise of a nonqualified option, the participant will recognize a capital gain or loss equal to the difference between the participant’s tax basis in the shares of common stock and the amount of sale proceeds realized on disposition of the shares of common stock. The gain or loss will be either long-term or short-term, depending on the holding period. The holding period will commence on the date on which the participant recognizes taxable income in respect of such shares. Certain additional rules apply if the participant paid the exercise price for a stock option in shares of common stock that a participant already owned.

No federal income tax deduction is allowed to us upon the grant of a nonqualified option. We will generally be entitled to a federal income tax deduction in an amount equal to the ordinary compensation income that the participant recognizes at the time of exercise, subject to the applicable provisions of the Code and regulations. We are not entitled to any income tax deduction in connection with the participant’s disposition of shares of common stock.

Federal Income Tax Consequences of Restricted Stock. A participant will not recognize income upon the grant of a restricted stock if such award is subject both to a substantial risk of forfeiture and restrictions on transferability, unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code to be taxed on the date of grant.

Pursuant to Section 83(b) of the Code, a participant may elect, within 30 days of receipt of a restricted stock award, to be taxed at ordinary income tax rates on the fair market value of the shares of common stock comprising the award on the date of grant. If the election is made, we will be entitled to a corresponding deduction. No income will be recognized, and no deduction will be allowed to us, upon vesting of the stock. Any appreciation (or depreciation) in the value of the stock after the initial issuance will be taxed as capital gain (or capital loss) upon a subsequent sale. If the stock is subsequently forfeited, the participant will not be entitled to a refund of the taxes previously paid on the forfeited shares.

If a participant has not made a Section 83(b) election, upon lapse of the forfeiture provisions or restrictions on transferability, the participant will be taxed at ordinary income tax rates on the then fair market value of the common stock and a corresponding deduction will be allowable to us. Upon the subsequent disposition of such common stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Federal Income Tax Consequences of Stock Appreciation Rights. The grant of stock appreciation rights will have not immediate tax consequences to us or the participant receiving the grant. In general, the amount of compensation that will be realized by a participant upon exercise of a stock appreciation right is equal to the difference between the grant date valuation of the common shares underlying the stock appreciation right and the fair market value of the stock or cash received on the date of exercise. The amount received by the participant upon the exercise of the stock appreciation right will be included in the participant’s ordinary income in the taxable year in which the stock appreciation right is exercised. Subject to the applicable provisions of the Code, we generally will be entitled to a deduction in the same amount in that year.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers in the summary compensation table in the company’s proxy statement, excluding the company’s principle financial officer”). “Qualified performance-based compensation is not counted against the $1,000,000 deductibility limit. Under the Revised 2007 Plan, options or stock appreciation rights granted with an exercise price equal at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon the achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to qualify. Accordingly, there can be no assurance that awards under the Revised 2007 Plan will be fully deductible under all circumstances.

New Plan Benefits. Awards are granted under the Revised 2007 Plan in the discretion of our board of directors (or its delegate). Accordingly, the benefits and amounts that may be received in the future by persons eligible to participate in the Revised 2007 Plan are not currently determinable. Information regarding our recent practices with respect to stock-based compensation is presented below in the “Grants of Plan-Based Awards” table and “Outstanding Equity Awards at Fiscal Year-End” table.

Securities Authorized for Issuance under our Equity Incentive Plans

The following table sets forth, as of September 30, 2010, information concerning the 1998 Plan and the Revised 2007 Plan under which securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations, or expirations since that date.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities Reflected in Column (A))
Plans Approved by Stockholders	2,796,289	$12.66	711,363
Plans Not Approved by Stockholders	—	$—	—

Total	2,796,289	$12.66	711,363

Our board of directors recommends that stockholders vote “FOR” approval of the above amendments to our Revised 2007 Plan.

Proposal 4—Advisory Vote on the Compensation of our Named Executive Officers

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the SEC, are mandating that public companies, such as Pharmasset, initiate procedures to ensure that our stockholders have input on our Named Executive Officer compensation programs (the “say on pay” movement). In summary, our Named Executive Officer compensation policies and programs are designed to attract, retain motivate, and reward top quality personnel capable of driving our success. Pay that reflects performance and alignment of that pay with the interests of long-term stockholders are key principles that underlie our Named Executive Officer compensation program design.

Our board of directors values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. We urge you to read this Proxy Statement for additional details on the Company’s executive compensation, including the Company’s compensation philosophy and objectives and the compensation of our Named Executive Officers.

Although the vote is non-binding on the Company and the board of directors, our board, the Nominating and Corporate Governance Committee and the Compensation Committee will review the voting results. To the extent there is any significant lack of support for the compensation of our Named Executive Officers, we would initiate procedures to better understand the concerns that influenced the lack of support. Our board, the Nominating and Corporate Governance Committee and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

Marking the Proxy Card “For” indicates support for the compensation of our Named Executive Officers; marking the Proxy Card “Against” indicates lack of support for the compensation of our Named Executive Officers. You may abstain by marking the “Abstain” box on the Proxy Card.

Our board of directors recommends that stockholders support the compensation of our Named Executive Officers by marking “For” on the Proxy Card.

Proposal 5—Advisory Vote on the Frequency of the

Advisory Vote on the Compensation of our Named Executive Officers

In connection with the say on pay movement, the SEC and other governmental and regulatory authorities are mandating that public companies, such as Pharmasset, provide a mechanism whereby stockholders can, at least once every six years, advise the company and its board of directors as to how often our stockholders should be able to advise us on the compensation of our Named Executive Officers (as described in Proposal 4 above).

This proposal on the frequency of the advisory vote on the compensation of our Named Executive Officers is separate from the proposal on the advisory vote on the compensation of our Named Executive Officers. This proposal deals with the issue of how often the advisory vote on the compensation of our Named Executive Officers should be presented to our stockholders and, in this regard, we are soliciting your advice as to whether the advisory vote on named executive officer compensation should be held every one year, every two years or every three years. You may also abstain from making a choice.

As discussed previously in Proposal 4, our board of directors has determined that stockholders should have an opportunity every three years to vote on the compensation of our Named Executive Officers. Our board concluded that a three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome of the Company. In addition, a three-year vote cycle also gives our board and the Compensation Committee sufficient time to thoughtfully respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures.

The vote with respect to the frequency of the advisory vote on the compensation of our Named Executive Officers is non-binding on the Company and our board of directors. However, our board will take the results of the vote into consideration when deciding when to call for the next advisory vote on the compensation of our Named Executive Officers. A frequency vote similar to this will occur at least once every six years. You have four choices with respect to indicating such frequency: every year, every two years, or every three years or you may abstain.

Our board of directors recommends that stockholders vote for an advisory vote on the compensation of our Named Executive Officers every three years.

Stockholder Proposals for the 2012 Annual Meeting

Advance Notice Requirements for Stockholder Proposals for Next Year’s Annual Meeting

A stockholder wishing to present a proposal at the 2012 Annual Meeting of Stockholders must submit the proposal in writing and it must be received by us at our executive offices at 303-A College Road East, Princeton, New Jersey 08560 by October 21, 2011, and must satisfy the other conditions established by the Securities and Exchange Commission in order for such proposal to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. A stockholder may wish to have a proposal presented at next year’s annual meeting of stockholders, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by January 4, 2012 (which is 45 calendar days before the anniversary of the date this Proxy Statement was first mailed to stockholders (as stated on page 1 of this Proxy Statement)), then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the individuals named in the proxies solicited on behalf of our board of directors for use at our next annual meeting of stockholders will have the right to exercise discretionary voting authority as to such proposal.

Advance Notice Requirements for Stockholder Nominations for Next Year’s Annual Meeting

Nominations for election to our board of directors must be received by October 21, 2011 to be considered by our Nominating and Corporate Governance Committee and must be accompanied by the information and materials required by our Bylaws.

Other Requirements

You also must comply with all applicable requirements of the Exchange Act for nominations of directors and proposals of business to be conducted at stockholder meetings. If you have not complied with the procedures described above, the chairman of the meeting may refuse to acknowledge your nomination or proposal. These procedures will not be deemed to affect any of your rights under Rule 14a-8 under the Exchange Act to request inclusion of proposals in our proxy statements.

Change in the Date of Next Year’s Annual Meeting

If our board of directors selects a date for next year’s annual meeting of stockholders that is more than 30 calendar days before or after the date that is one year after the date of the Annual Meeting, we will inform you of the change and include the new dates by which (i) stockholder proposals must be submitted to us for inclusion in our proxy statement and form of proxy card for next year’s annual meeting of stockholders and (ii) stockholder proposals must be received to not be considered “untimely,” in our first Quarterly Report on Form 10-Q following the change.

Delivery of this Proxy Statement

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement, Notice of Internet Availability of Proxy Materials and annual report to stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our annual report to stockholders, Notice of Internet Availability of Proxy Materials and/or this Proxy Statement, please call us at 609-613-4125 or send a written request to rsmith@pharmasset.com or Investor Relations, Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540. If you want to receive separate copies of the Proxy Statement, Notice of Internet Availability of Proxy Materials or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY VIA THE INTERNET OR TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

2007 EQUITY INCENTIVE PLAN

OF

PHARMASSET, INC.

As amended through [            ], 2011

1.    Purpose of this Plan

The purpose of this 2007 Equity Incentive Plan is to enhance the long-term stockholder value of Pharmasset, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of Pharmasset, Inc.

2.    Definitions and Rules of Interpretation

2.1. Definitions.

This Plan uses the following defined terms:

(a) “Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d) “Award” means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award or (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means the right to receive cash as described in Section 8.3.

(j) “Cause” means employment related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Awardee is criminally charged with a felony or similar offense that shall be a sufficient, but not a necessary, basis for such belief.

(k) “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n) “Company” means Pharmasset, Inc., a Delaware corporation.

(o) “Company Director” means a member of the Board.

(p) “Consultant” means an individual who, or an employee or agent of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q) “Director” means a member of the Board of Directors of the Company or an Affiliate.

(r) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(s) “Effective Date” means the first date of the sale by the Company of shares of its capital stock in an initial public offering pursuant to a registration statement on Form S-1 filed with the SEC.

(t) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(u) “Exchange Act” means the Securities Exchange Act of 1934.

(v) “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(w) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x) “Fair Market Value” means the value of Shares as determined under Section 18.2.

(y) “Full-Value Award” means any Stock Award.

(z) “Fundamental Transaction” means any transaction or event described in Section 10.3.

(aa) “Good Reason” means (i) a material diminution in responsibility or compensation, or (ii) requiring Awardee to work in a location (other than normal business travel) which is more than 50 miles from Awardee’s principal place of employment before the change.

(bb) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(cc) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(dd) “Involuntary Termination” means Termination by the Company without Cause or Termination by the Awardee for Good Reason.

(ee) “Nasdaq” means the Nasdaq Global Market or its successor.

(ff) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(gg) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(hh) “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(ii) “Option” means a right to purchase Shares of the Company granted under this Plan.

(jj) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(kk) “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(ll) “Plan” means this 2007 Equity Incentive Plan of Pharmasset, Inc.

(mm) “Prior Plan” means the Company’s 1998 Stock Plan (as amended).

(nn) “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(oo) “Retirement” means Termination with the consent of the Company after the attainment of age 60 and the completion of five years of continuous service with the Company and its Affiliates (including any predecessor entities).

(pp) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(qq) “SAR” or “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(rr) “Securities Act” means the Securities Act of 1933.

(ss) “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(tt) “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares. Types of Awards which may be granted as Stock Awards include such awards as are commonly known as restricted stock, deferred stock, restricted stock units, performance shares, phantom stock or similar types of awards as determined by the Administrator.

(uu) “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(vv) “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ww) “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(xx) “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(yy) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2. Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.    Shares Subject to this Plan; Term of this Plan

3.1. Number of Award Shares.

(a) The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares initially available for issuance over the term of this Plan shall be 1,371,190. The maximum number of Shares available for issuance hereunder shall be increased by the number of Shares subject to stock options issued under the Prior Plan that expire, terminate or are canceled or forfeited for any reason after the Effective Date without having been exercised in full. Subject to the approval of stockholders, the maximum number of Shares available for issuance hereunder was further increased by (i) 1,000,000 by action of the Board dated July 15, 2009 and (ii) 2,000,000 by action of the Board dated January 13, 2011.

(b) Any Share issued with respect to an Award that is not a Full-Value Award shall be counted against the Share limit specified in Section 3.1(a) as one Share, and any Share issued with respect to an Award that is a Full-Value Award shall be counted against the Share limit specified in Section 3.1(a) as 1.6 Shares. For each Share subject to a Full Value Award that is recycled pursuant to Section 3.1(c), the pool of Shares available for issuance hereunder will be increased by 1.6 Shares. For each other Share that is recycled pursuant to Section 3.1(c), the pool of Shares available for issuance hereunder will be increased by one Share.

(c) If and to the extent that an Award granted under this Plan expires, terminates or is canceled or forfeited for any reason without the issuance of all the Shares subject thereto, those unissued Shares will again become available for grant under the Plan. Similarly, if any Shares issued pursuant to an Award granted under this Plan are forfeited or repurchased at the original purchase price or less for any reason, those Shares will again become available for grant under the Plan.

3.2. Source of Shares. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3. Term of this Plan.

(a) This Plan shall be effective on the Effective Date, and Awards may be granted under this Plan on and after, the Effective Date. Upon effectiveness of this Plan, no additional awards will be made under the Prior Plan.

(b) Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the latest date the Company’s stockholders approve this Plan.

4.    Administration

4.1. General.

(a) The Board shall have ultimate responsibility for administering this Plan. To the extent permitted by Applicable Law, the Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. In addition, to the extent permitted by Applicable Law, the Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination; provided that, if for some reason the Committee cannot act or make a determination, then the Board shall also be entitled to take such action or make such determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives or Non-Employee Directors, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act and to the extent necessary or helpful to comply with Applicable Law with respect to officers subject to Section 16 or the Exchange Act and/or others, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code. So long as the Shares are listed with Nasdaq, the Committee shall comply with applicable Nasdaq rules and listing standards.

4.2. Authority of the Board or the Committee. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a) grant Awards, including Substitute Awards;

(b) determine the Fair Market Value of Shares;

(c) determine the Option Price and the Purchase Price of Awards;

(d) select the Awardees;

(e) determine the times Awards are granted;

(f) determine the number of Shares subject to each Award;

(g) determine the methods of payment that may be used to purchase Award Shares;

(h) determine the methods of payment that may be used to satisfy withholding tax obligations;

(i) determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, whether an Option is a Nonstatutory Option or an Incentive Stock Option, automatic cancellation of the Award if certain objective requirements determined by the Administration are not met;

(j) modify or amend any Award;

(k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) interpret this Plan and any Award Agreement or document related to this Plan;

(n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q) determine whether a transaction or event should be treated as a Change in Control;

(r) determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control, then the effect of that Change in Control;

(s) appoint such additional administrators as are necessary to perform various administrative acts and determine the duties of such administrators; and

(t) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3. Scope of Discretion. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 13.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

4.4. Vesting of Awards. Awards will be subject to such vesting or forfeiture conditions as the Administrator may determine, subject to the following guidelines:

(a) With respect to Awards that vest (or that are earned or become non-forfeitable) based, in whole or in part, on the achievement of one or more performance conditions (including but not limited to Objectively Determinable Performance Conditions), the period over which such performance is measured will be at least one year.

(b) Except as otherwise provided in Section 11.1, with respect to Awards that vest (or that are earned or become non-forfeitable) solely based on the service of the Awardee to the Company and its Affiliates, the requisite service period for the Award to become fully vested (or earned or non-forfeitable) will be at least three years (provided that the Award may vest ratably over that period).

(c) Notwithstanding the foregoing, or any other provision of this Plan:

(i) the vested (or earned or non-forfeitable) status of an Award may, by the terms of the Award or by subsequent discretionary action of the Board or the Committee, be accelerated in whole or in part upon (i) a Change in Control or Fundamental Transaction, (ii) a dissolution or liquidation of the Company, (iii) the Awardee’s Termination due to death, disability (as defined in Section 22(e)(3) of the Code), or Retirement, or (iv) upon the occurrence of any substantially similar event or transaction; and

(ii) in the event of the Awardee’s Involuntary Termination, an Award may remain outstanding and the vesting of that Award may continue in accordance with the original schedule (as though the Awardee had remained employed by the Company) to the extent specified in the terms of the Award or determined by subsequent discretionary action of the Board or the Committee.

4.5. Repricing. Notwithstanding any other provision of this Plan, no Option or SAR may be repriced, directly or indirectly, without approval of the Company’s stockholders. For this purpose, a “reprice” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange is permitted by another provision of this Plan. For this purpose, “exercise price” means (i) with respect to an Option, its Option Price, and (ii) with respect to an SAR, the Fair Market Value of the Shares covered by the SAR on its Grant Date. For this purpose, the method of obtaining such stockholder approval and the required degree of approval will be determined in accordance with applicable state law and the Company’s governing documents.

5.    Persons Eligible to Receive Awards

5.1. Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2. Section 162(m) Limitation.

(a) Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs or Options within any fiscal year of the Company under this Plan to purchase or be issued more than 1,000,000 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, and (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2.

(b) Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must be awarded, vest or become exercisable contingent on the achievement of one or more Objectively

Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. The maximum annual value of Cash Awards or Stock Awards to any individual may not exceed $3,000,000.

6.    Terms and Conditions of Options

The following rules apply to all Options:

6.1. Price. No Option may have an Option Price less than the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to the additional requirement stated in Section 7(f). Notwithstanding the foregoing, in the event an Option is granted with an exercise price less than that set forth in this Section 6.1, if the mistake was unintentional, a violation of this provision shall not cause such Option to be void or voidable.

6.2. Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3. Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Award Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4. Form and Method of Payment.

(a) The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.

(b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Awardee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised; provided, however, that any such Shares shall not become available for issuance under this Plan;

(ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Awardee or sells Option Shares on behalf of an Awardee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Awardee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii) cancellation of any debt owed by the Company or any Affiliate to the Awardee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(iv) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5. Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Awardee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6. Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity, shall have an Option Price determined by the Board and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution.

7.    Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Awardee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Awardee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be Incentive Stock Options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to vest or be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Award Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees. If an Awardee changes status from an Employee to a Consultant, that Awardee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h) No rights under an Incentive Stock Option may be transferred by the Awardee, other than by will or the laws of descent and distribution. During the life of the Awardee, an Incentive Stock Option may be exercised only by the Awardee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Awardee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Awardee’s Termination for any reason other than the Awardee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Awardee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Awardee’s Termination.

(j) An Incentive Stock Option may only be modified by the Board.

8.    Stock Appreciation Rights, Stock Awards and Cash Awards

8.1. Stock Appreciation Rights. The following rules apply to SARs:

(a) General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, as specified in the Award Agreement, over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised. When a stock settled SAR is exercised, the Shares subject to an SAR Award Agreement shall be counted against the Shares available for issuance as one (1) Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. Shares reserved for issuance upon grant of an SAR, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SAR, shall not become available for issuance under this Plan.

(c) Nonassignability of SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

(d) Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer or other similar transaction) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the SARs they replace, except that (subject to the provisions of Section 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

8.2. Stock Awards. The following rules apply to all Stock Awards:

(a) General. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions, if any, on which the Shares shall vest, the price to be paid, if any, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement, whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award maybe subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c) Form of Payment. If the Awardee is required to pay any amount to purchase Shares subject to the Stock Award, then the Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d) Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e) Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price and other terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substitute Stock Award shall be effective on the effective date of the acquisition.

8.3. Cash Awards. The following rules apply to all Cash Awards:

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

9.    Exercise of Awards

9.1. In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2. Time of Exercise. Options and Stock Awards shall be considered exercised when the Company receives: (a) written (including electronically pursuant to Section 18.4 below) notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) if applicable, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3. Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10 or an Award Agreement.

9.4. Termination.

(a) In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b) and (c) after an Awardee’s Termination for other than Cause, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the ninety (90) days after the Termination, but in no event after the Expiration Date. Unless otherwise provided in the Award Agreement, in the event of termination for Cause the Award may not be exercised after the date of Termination. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. Unless otherwise provided by the Administrator or in the Award Agreement, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent vested and exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d) Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(c), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i) Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(e) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that an Award remains unvested or that Award Shares remain subject to repurchase rights or other forfeiture conditions, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.    Certain Transactions and Events

10.1. In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

10.2. Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the

Board shall make appropriate equitable adjustments in order to preserve the value of outstanding and future Awards under the Plan, including adjustments to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price and number and class of securities issuable under each outstanding Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. Subject to the foregoing requirement, the specific form of any such adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

10.3. Fundamental Transactions. Except for grants to Non-Employee Directors pursuant to Sections 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4. Changes in Control. The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes in Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in

Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an Involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate for 12 months of vesting so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three (3) months following Termination.

10.5. Dissolution. If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.6. Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.    Automatic Option Grants to Non-Employee Directors and Non-Employee Director Fee Option Grants

11.1. Automatic Option Grants to Non-Employee Directors.

(a) Grant Dates. Option grants to “Non-Employee Directors” (within the meaning of Rule 16b-3 of the Exchange Act) shall be made on the dates specified below:

(i) Each Non-Employee Director who is first elected or appointed to the Board at any time after the effective date of this Plan shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Option to purchase 30,000 Shares (the “Initial Grant”).

(ii) Commencing in 2008, on the date of each annual stockholders meeting, each individual who is to continue to serve as a Non-Employee Director (including directors who served on the Board prior to the Company’s initial public offering) shall automatically be granted a Nonstatutory Option to purchase 10,000 Shares (the “Annual Grant”), provided, however, that such individual has served as a Non-Employee Director for at least six (6) months.

(b) Exercise Price.

(i) The Option Price shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Option grant date.

(ii) The Option Price shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Option Price must be made on the date of exercise.

(c) Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

(d) Exercise and Vesting of Options. Except as otherwise determined by the whole Board, the Shares underlying each Option granted pursuant to Section 11.1 shall vest and be exercisable as set forth below.

(i) Initial Grant. The Shares underlying each Option issued pursuant to the Initial Grant shall vest and be exercisable as to 2.0833% of the Shares at the end of each full succeeding month from the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company.

(ii) Annual Grant. The Shares underlying each Option issued pursuant to the Annual Grant shall vest and be exercisable as to 8.3333% of the Shares at the end of each full succeeding month from the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company.

(e) Termination of Service. The following provisions shall govern the exercise of any Options held by the Awardee at the time the Awardee ceases to serve as a Non-Employee Director, Employee or Consultant:

(i) In General. Except as otherwise provided in Section 11.2, after cessation of service (the “Cessation Date”), the Awardee’s Options shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(ii) Death or Disability. If an Awardee’s cessation of service is due to death or disability (as determined by the Board), all Options of that Awardee, to the extent exercisable upon such Cessation Date, may be exercised for one year after the Cessation Date, but in no event after the Expiration Date. In the case of a cessation of service due to death, an Option may be exercised as provided in Section 17. In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Awardee. Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

(f) Board Discretion. The Awards under this Section 11.1 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other types of Awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company’s stockholders.

11.2. Certain Transactions and Events.

(a) In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b) In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

(c) Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d) The grant of Options pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e) The remaining terms of each Option granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.

11.3. Limited Transferability of Options. Each Option granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more such family members or to an entity in which the Awardee is majority owner or to the Awardee’s former spouse, to the extent such assignment is in connection with the Awardee’s estate or financial plan or pursuant to a Domestic Relations Order or in any manner allowed under the Form S-8 rules if so permitted by the Administrator. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee’s death.

12.    Withholding and Tax Reporting

12.1. Tax Withholding Alternatives.

(a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c), provided, however, that if Shares are used as payment in accordance with 6.4(c)(i), such Shares shall not become available for issuance under this Plan. The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Administrator determines such limit is necessary or advisable in light of generally accepted accounting principles.

12.2. Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.    Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.    Amendment or Termination of this Plan or Outstanding Awards

14.1. Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

14.2. Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3. Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.    Reserved Rights

15.1. Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.    Special Arrangements Regarding Award Shares

16.1. Escrow of Stock Certificates. To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2. Repurchase Rights.

(a) General. If a Stock Award is subject to vesting or other forfeiture conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested or otherwise subject to forfeiture as of the date of that Termination. The repurchase price shall be such price as is determined by the Administrator in accordance with this Section which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.    Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution; provided the Company may require of any such person, evidence of authority to act in such capacity as it deems appropriate. In any case, no Award may be exercised after its Expiration Date.

18.    Miscellaneous

18.1. Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2. Determination of Value. Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3. Reservation of Shares. During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4. Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

18.5. Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Form of Proxy Card

Ú  IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH, AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE.  Ú

Proxy — PHARMASSET, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held on March 23, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PHARMASSET, INC.

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Kurt Leutzinger and P. Schaefer Price, or each of them, with full power of substitution, as proxies to act and vote at the 2011 Annual Meeting of Stockholders of Pharmasset, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3, AND 4 AND MARKING THE THREE YEAR BOX WITH RESPECT TO PROPOSAL 5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 23, 2011.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2011 ANNUAL MEETING, OUR ANNUAL REPORT TO STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2010 ARE AVAILABLE AT: http://www.pharmasset.com/materials

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MR. A SAMPLE	Electronic Voting Instructions

ADDRESS 1	You may submit a proxy by Internet!
ADDRESS 2	Available 24 hours a day, 7 days a week!

ADDRESS 3	VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
Proxies submitted by the Internet must be received by 1:00 a.m. Central Time on March 23, 2011

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Submit a proxy by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website
Annual Meeting Proxy Card

Ú  IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A.	Proposals — A VOTE FOR THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3, AND 4, AND MARKING THE THREE YEAR BOX WITH
RESPECT TO PROPOSAL 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS

1.	Election of Two Class I Directors for the ensuing three years:	For	Withheld		For	Withheld
01 – William J. Carney		☐	☐	02 – P. Schaefer Price	☐	☐

					For	Against	Abstain
2.	Ratification of the selection by the Audit Committee of Grant Thornton LLP as Pharmasset, Inc.’s independent registered public accounting firm for the 2011 fiscal year.				☐	☐	☐

					For	Against	Abstain
3.	Approval of amendments to Pharmasset, Inc.’s Revised 2007 Equity Incentive Plan				☐	☐	☐

		For	Against	Abstain
4.	Advisory Vote on Compensation of Pharmasset, Inc.’s Named Executive Officers	☐	☐	☐

		Every Three Years	Every Two Years	Every Year	Abstain
5.	Advisory Vote on Frequency of Advisory Vote on Compensation of Pharmasset, Inc.’s Named Executive Officers	☐	☐	☐	☐

In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

B.	Non–Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — Sign Here- This section must be completed for your vote to be counted — Date and Sign Below.

Please be sure to sign and date this Annual Meeting Proxy Card.

Please sign this proxy exactly as you name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership, only authorized persons should sign.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box
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